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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cott Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Cott Corporation 6525 Viscount Road Mississauga, Ontario, Canada L4V1H6 (905) 672-1900 5519 West Idlewild Avenue Tampa, Florida, United States 33634 (813) 313-1800

March 31, 2009

Dear Shareowners:

We are pleased to invite you to attend our annual meeting, which will be held at the Toronto Marriott Airport Hotel, Salon G, 901 Dixon Road, Toronto, Ontario, Canada at 8:30 a.m. (Toronto time) on Friday, May 1, 2009. At this meeting, you will have the opportunity to meet our directors and members of our senior management team, learn more about our Company and our plans for the future, and receive our financial results for the 2008 fiscal year.

The notice of meeting and circular that accompany this letter describe the business to be conducted at the meeting.

Even if you cannot attend the meeting, it is important that your shares be represented and voted by using the enclosed form of proxy. We encourage you to read the circular and vote as soon as possible. We look forward to your participation.

Sincerely,

JERRY FOWDEN

Chief Executive Officer

Cott Corporation

Notice of Annual Meeting of Shareowners

The Annual Meeting of Shareowners of Cott Corporation (“Cott”) will be held

on:	Friday, May 1, 2009

at:	8:30 a.m. (local time in Toronto)

at the:	Toronto Marriott Airport Hotel, Salon G, 901 Dixon Road, Toronto, Ontario, Canada

to:	• receive the financial statements for the year ended December 27, 2008 and the auditors’ report on those statements,

• elect directors,

• appoint auditors, and

• transact any other business that properly may be brought before the meeting and any adjournment of the meeting.

Pursuant to new rules promulgated by the United States Securities and Exchange Commission, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a form of proxy. Our proxy materials are also available on the Internet. This proxy circular is available on our website at http://www.cott.com/investors/proxy, which does not have “cookies” that identify visitors.

By order of the board of directors

Matthew A. Kane, Jr.

Vice President, General Counsel and Secretary

Tampa, Florida, USA

March 31, 2009

YOU ARE INVITED TO VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED FORM OF PROXY AND RETURNING IT BY MAIL IN THE ENCLOSED ENVELOPE OR BY FACSIMILE, OR BY FOLLOWING THE INSTRUCTIONS FOR VOTING OVER THE INTERNET IN THE ACCOMPANYING PROXY CIRCULAR. A VOTE BY PROXY WILL BE COUNTED IF IT IS COMPLETED PROPERLY AND IS RECEIVED BY OUR TRANSFER AGENT NO LATER THAN 5:00 P.M. TORONTO TIME ON APRIL 29, 2009 OR THE LAST BUSINESS DAY PRIOR TO ANY POSTPONED OR ADJOURNED MEETING OR IS OTHERWISE RECEIVED BY OUR SECRETARY, AS DESCRIBED HEREIN, PRIOR TO THE COMMENCEMENT OF THE MEETING OR ANY POSTPONED OR ADJOURNED MEETING. OUR TRANSFER AGENT’S MAILING ADDRESS IS COMPUTERSHARE INVESTOR SERVICES INC., 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, CANADA, M5J 2Y1 AND FACSIMILE NUMBER IS (416) 263-9524.

Cott Corporation

Annual Meeting of Shareowners

THIS BOOKLET EXPLAINS:

•	details of the matters to be voted upon at the meeting, and

•	how to exercise your vote even if you cannot attend the meeting.

THIS BOOKLET CONTAINS:

•	the notice of the meeting,

•	the proxy circular for the meeting, and

•	a proxy form that you may use to vote your shares without attending the meeting.

REGISTERED SHAREOWNERS

A form of proxy is enclosed with this booklet. This form may be used to vote your shares if you are unable to attend the meeting in person. Instructions on how to vote using this form are found starting on page 2 of the circular.

NON-REGISTERED BENEFICIAL SHAREOWNERS

If your shares are held on your behalf or for your account by a broker, securities dealer, bank, trust company or other intermediary, you will not be able to vote unless you carefully follow the instructions provided by your intermediary.

The accompanying circular and form of proxy are furnished in connection with the solicitation of proxies by or on behalf of management for use at the annual meeting of the shareowners to be held on Friday, May 1, 2009 and any continuation of the meeting after an adjournment of such meeting.

AVAILABILITY OF FINANCIAL INFORMATION

Note: If you are a shareowner and wish to receive (or continue to receive) our quarterly interim financial statements (and the related management discussion and analysis) by mail, you must complete and return the enclosed request form. If you do not do so, quarterly financial statements will not be sent to you. Financial results are announced by media release, and financial statements are available on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov.

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Cott Corporation

Proxy Circular

GENERAL INFORMATION

This proxy circular is furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors for use at the annual meeting of shareowners that is to be held at the time and place, and for the purposes, described in the accompanying notice of the meeting and any continuation of the meeting after an adjournment of such meeting.

All dollar amounts are in United States dollars unless otherwise stated. All information contained in this proxy circular is as of March 9, 2009, unless otherwise indicated. In this proxy circular, references to the year 2006 are to the fiscal year that ended December 30, 2006, references to the year 2007 are to the fiscal year ended December 29, 2007 and references to the year 2008 are to the fiscal year ended December 27, 2008.

We are mailing the notice of meeting, this proxy circular, and the form of proxy on or about March 31, 2009 to our shareowners.

VOTING AT THE MEETING

Who Can Vote

March 9, 2009 is the record date to determine shareowners who are entitled to receive notice of the meeting. Shareowners at the close of business on that date will be entitled to vote at the meeting. As at the record date, 71,871,330 common shares were outstanding. Each common share entitles the holder to one vote on all matters presented at the meeting.

Voting By Registered Shareowners

The following instructions are for registered shareowners only. If you are a non-registered beneficial shareowner, please follow your intermediary’s instructions on how to vote your shares. See below under “Voting By Non-Registered Beneficial Shareowners.”

Voting in Person

Registered shareowners who attend the meeting may vote the shares registered in their name on resolutions put before the meeting. If you are a registered holder who will attend and vote in person at the meeting, you do not need to complete or return the form of proxy. Please register your attendance with the scrutineer, Computershare Investor Services Inc. (“Computershare”), upon your arrival at the meeting.

Voting by Proxy

If you are a registered shareowner but do not plan to attend the meeting in person, there are four ways that you can vote your proxy:

Mail: You may vote by completing, dating and signing the enclosed form of proxy and returning it to Computershare no later than 5:00 p.m. local time in Toronto on April 29, 2009, or the last business day prior to any postponed or adjourned meeting, by mail to 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 using the envelope provided.

Fax: You may vote by completing, dating and signing the enclosed form of proxy and faxing it to Computershare at 1-866-249-7775 (toll free within Canada and the United States) or 1-416-263-9524 (outside Canada and the United States) no later than 5:00 p.m. local time in Toronto on April 29, 2009 or the last business day prior to any postponed or adjourned meeting.

Internet: You may vote over the Internet by accessing www.investorvote.com and following the proxy login and voting procedures described for the meeting. The enclosed form of proxy contains certain information required for the Internet voting process. Detailed voting instructions will then be conveyed electronically via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time before 5:00 p.m. local time in Toronto on April 29, 2009 or the last business day prior to any postponed or adjourned meeting.

The Internet voting procedure, which complies with Canadian law, is designed to authenticate shareowners’ identities, to allow shareowners to vote their shares and to confirm that shareowners’ votes have been recorded properly. Shareowners voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareowners. Also, please be aware that Cott is not involved in the operation of the Internet voting procedure and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Other: If you have not availed yourself of any of the foregoing voting procedures by 5:00 p.m. local time in Toronto on April 29, 2009 or the last business day prior to any postponed or adjourned meeting but still wish to vote by proxy, you may vote by (i) completing, dating and signing the enclosed form of proxy and faxing it to the attention of our Secretary at (813) 881-1870, or (ii) having the person you have chosen as your proxy deliver it in person to our Secretary, in each case so that it is received prior to the commencement of the meeting or any postponed or adjourned meeting.

What Is a Proxy?

A proxy is a document that authorizes another person to attend the meeting and cast votes on behalf of a registered shareowner at the meeting. If you are a registered shareowner, you can use the accompanying proxy form. You may also use any other legal form of proxy.

How do You Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the meeting. The persons named in the enclosed form of proxy are directors or officers of Cott. You may choose those individuals or any other person to be your proxyholder. Your proxyholder does not have to be a shareowner of Cott. If you want to authorize a director or officer of Cott who is named on the enclosed proxy form as your proxyholder, please leave the line near the top of the proxy form blank, as their names are pre-printed on the form. If you want to authorize another person as your proxyholder, fill in that person’s name in the blank space located near the top of the enclosed proxy form.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the meeting, including any continuation of the meeting if it is adjourned.

How Will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue (by checking FOR or WITHHOLD), your proxyholder must cast your votes as instructed. By checking “WITHHOLD” on the proxy form, you will be abstaining from voting.

If you do NOT mark on the proxy how you want to vote on a particular matter, your proxyholder is entitled to vote your shares as he or she sees fit. If your proxy does not specify how to vote on any particular matter, and if you have authorized a director or officer of Cott to act as your proxyholder, your shares will be voted at the meeting:

•	FOR the election of the nominees named in this proxy circular as directors; and

•	FOR the appointment of PricewaterhouseCoopers LLP as auditors.

For more information on these matters, please see “Election of Directors,” beginning on page 7, and “Auditors—Appointment of Auditors” on page 49.

If any amendments are proposed to these matters, or if any other matters properly arise at the meeting, your proxyholder can generally vote your shares as he or she sees fit. The notice of the meeting sets out all the matters to be presented at the meeting that are known to management as of March 23, 2009.

How do You Revoke Your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the meeting by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date (or voting via the Internet at a later date) or by attending the meeting and voting in person. You may send a written notice to our Secretary to the following address: 5519 W. Idlewild Avenue, Tampa, Florida 33634.

This revocation must be received by our Secretary before the meeting (or before the date of the reconvened meeting if it is adjourned), or in any other way permitted by law.

If you revoke your proxy and do not replace it with another form of proxy that is properly deposited, you may still vote shares registered in your name in person at the meeting.

Voting By Non-Registered Beneficial Shareowners

If your common shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered beneficial shareowner (as opposed to a registered shareowner). Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our non-registered beneficial shareowners. Intermediaries often use a service company (such as Computershare or Broadridge Investor Communications (“Broadridge”)) to forward meeting materials to beneficial shareowners. If you are a non-registered beneficial shareowner, you can vote your common shares by proxy, by following the instructions your intermediary provides to you, through your intermediary or at the meeting. As a non-registered beneficial shareowner, while you are invited to attend the meeting, you will not be entitled to vote at the meeting unless you make the necessary arrangements with your intermediary to do so.

Voting in Person.

A non-registered beneficial shareowner who receives a form of proxy or a voting instruction form who wishes to attend and vote at the meeting in person (or have another person attend and vote on their behalf), should strike out the proxyholders named in the form of proxy and insert the beneficial shareowner’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions provided by the intermediary.

Voting by Proxy through Intermediary.

Internet: If your intermediary is registered with Computershare or Broadridge, both of whom we have retained to manage beneficial shareowner Internet voting, you may vote over the Internet by following the proxy login and voting instructions on your voting instruction form.

Through Intermediary: A beneficial shareowner who does not vote via the Internet will be given a voting instruction form or other document by his or her intermediary which must be submitted by the beneficial shareowner in accordance with the instructions provided by the intermediary. In such case, you cannot use the Internet voting procedures described above and must follow the intermediary’s instructions (which in some cases may allow the completion of the voting instruction form by telephone or on the intermediary’s Internet website). Occasionally, a beneficial shareowner may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of shares owned by the beneficial shareowner but is otherwise not completed. This form of proxy does not need to be signed by the beneficial shareowner. In this case, you can complete the form of proxy and vote by mail or facsimile only in the same manner as described above under “Voting by Registered Shareowners—Voting by Proxy.”

In all cases, beneficial shareowners should carefully follow the instructions provided by the intermediary.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareowner with respect to the voting of certain shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the meeting.

Confidentiality of Vote

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest,

•	the proxy contains comments clearly intended for management, or

•	it is necessary to determine a proxy’s validity or to enable management and/or the board of directors to meet their legal obligations to shareowners or to discharge their legal duties to Cott.

Quorum

The annual meeting requires a quorum, which for this meeting means:

•	at least two persons personally present, each being a shareowner entitled to vote at the meeting or a duly appointed proxy for an absent shareowner so entitled, and

•	persons owning or representing not less than a majority of the total number of our shares entitled to vote.

Vote Counting Rules

All matters that are scheduled to be voted upon at the meeting are ordinary resolutions. Ordinary resolutions are passed by a simple majority of votes: if more than half of the votes that are cast are in favour, the resolution passes (Special resolutions require approval of at least two-thirds of the votes cast. No special resolutions are contemplated at the meeting). Directors are elected by a plurality vote, whereby directors who receive the highest vote totals will be elected as directors. Cumulative voting in the election of directors is not permitted. Proxies may be marked “FOR” or “WITHHOLD/ABSTAIN.” Abstentions and broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Cott. In addition, Cott may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile. While we have not chosen at this time to engage the services of a proxy solicitor to aid in the solicitation of proxies and to verify records relating to the solicitation, should we do so, we will bear all costs of such solicitation of proxies. We anticipate that if we retain the services of a proxy solicitor, we would pay that firm customary fees for those services, which we believe would not be significant.

Please Complete Your Proxy

Our management, with the support of the board of directors, requests that you fill out your proxy to ensure your votes are cast at the meeting. This solicitation of your proxy (your vote) is made on behalf of management and the board of directors. We will pay the cost of proxy solicitation, which primarily will be by mail. Proxies also may be solicited by telephone, in writing or in person by our employees or our transfer agent.

PROCEDURE FOR CONSIDERING SHAREOWNER PROPOSALS

If you want to propose any matter for a vote by shareowners at our 2010 annual meeting, you must send your proposal to our Vice President, General Counsel and Secretary. In order for your proposal to be considered for inclusion in our 2010 proxy circular and proxy, it must be received by our Vice President, General Counsel and Secretary no later than December 1, 2009 at Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634.

PRINCIPAL SHAREOWNERS

We are not aware of any person who, as of March 9, 2009, beneficially owned or exercised control or direction over more than 5% of our common shares except as set forth below:

Name	Nature of Ownership or Control	Number of Shares	Percentage of Class
FMR LLC(1) 82 Devonshire Street Boston, MA 02109	Beneficial ownership	7,596,744	10.57%
Rutabaga Capital Management LLC(2) 64 Broad Street, 3rd Floor Boston, MA 02109	Beneficial ownership	6,195,319	8.62%
Crescendo Investments II, L.P., Series I(3) 825 3rd Avenue, 44th Floor New York, NY 10022	Beneficial ownership	5,947,600	8.28%
Brandes Investment Partners, LP(4) 11988 El Camino Real, Suite 500 San Diego, CA 92130	Beneficial ownership	5,104,653	7.10%

(1)	Based solely on information reported in an amended Schedule 13G filed by FMR LLC on February 17, 2009 with the Securities and Exchange Commission. As reported in such filing, FMR LLC and its affiliate, Edward C. Johnson III, have sole dispositive power with respect to 7,596,744 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 7,596,744 shares of common stock. No one person’s interest in such shares is more than 5% of the total outstanding common stock. FMR LLC is an investment adviser registered under the investment Advisers Act of 1940, or the 1940 Act.

(2)	Based solely on information reported in an amended Schedule 13G filed by Rutabaga Capital Management on February 5, 2009 with the Securities and Exchange Commission. As reported in such filing, Rutabaga Capital Management is the beneficial owner of these shares with shared voting power as to 1,537,272 shares, sole voting power as to 4,658,047 shares and sole dispositive power as to all shares.

(3)	Based solely on information reported in an amended Schedule 13D filed by Crescendo Partners II, L.P., Series I on June 20, 2008 with the Securities and Exchange Commission. As reported in such filing, Eric Rosenfeld has sole voting power and sole dispositive power with respect to 5,947,600 shares, or approximately 8.28% of the shares outstanding. This amount includes shares held by Crescendo Partners II, L.P., Series I, which has sole voting power and sole dispositive power with respect to 5,419,055 shares, constituting approximately 7.5% of the shares outstanding, which shares are also deemed to be beneficially owned by Crescendo Investments II, LLC, the general partner of Crescendo Partners II, L.P., Series I, and shares held by Crescendo Partners III, L.P., which has sole voting power and sole dispositive power with respect to 528,545 shares, constituting less than 1% of the shares outstanding, which shares are also deemed to be beneficially owned by Crescendo Investments III, LLC, the general partner of Crescendo Partners III, L.P. Mr. Rosenfeld is the managing member of Crescendo Investments II, LLC and Crescendo Investments III, LLC. The amended Schedule 13D was also filed on behalf of Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Mr. Rosenfeld and Gregory Monahan. Mr. Rosenfeld and Mr. Monahan, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are each deemed to beneficially own the shares beneficially owned by the other members of the group. Mr. Rosenfeld disclaims beneficial ownership of the shares owned in the aggregate by the other members of the group, except to the extent of his pecuniary interest therein. Mr. Monahan disclaims beneficial ownership of the shares owned in the aggregate by the other members of the group.

(4)	Based solely on information reported in an amended Schedule 13G filed by Brandes Investment Partners, L.P. on February 12, 2009 with the Securities and Exchange Commission. As reported in such filing, Brandes Investment Partners, L.P. and its control persons and holding company hold these shares in its capacity as an investment advisor registered under the Investment Company Act of 1940.

FINANCIAL STATEMENTS

At the meeting, we will submit Cott’s annual consolidated financial statements for the year ended December 27, 2008, and the related report of the auditors, to you. No vote will be taken regarding the financial statements.

ELECTION OF DIRECTORS

The Corporate Governance Committee of the board of directors reviews annually the qualifications of persons proposed for election to the board and submits its recommendations to the board for consideration. In the opinion of the Corporate Governance Committee and the board, each of the eleven nominees for election as a director is well qualified to act as a director of Cott and, together, the nominees bring the mix of independence, expertise and experience necessary for the board and its committees to function effectively. Our approach to corporate governance and the roles of the board and its committees are described under “Corporate Governance” on page 44 of this proxy circular.

During 2008, the board of directors held 18 meetings. Each of our current directors who was a director in 2008 attended in person or by telephone all of the applicable meetings of the board of directors and committees on which they served in 2008 except for: (i) Mr. Burnett, who attended 17 of 18 meetings of the board; (ii) Mr. Halperin, who attended 17 of 18 meetings of the board; (iii) Ms. Hess, who attended 17 of 18 meetings of the board; (iv) Mr. Prozes, who attended 15 of 18 meetings of the board, two of three meetings of the Audit Committee since his appointment to that committee, and four of five meetings of the Corporate Governance Committee since his appointment to that committee; and (v) Mr. Savage, who attended 16 of 17 meetings of the board since his appointment to the board. The Corporate Governance Committee is responsible for assessing and addressing any meeting attendance issues, as appropriate.

Set forth below is certain information concerning our nominees for election as directors of Cott. In accordance with Cott’s articles of amalgamation, effective February 7, 2008, the board appointed Mr. Savage as a director and effective June 18, 2008, the board increased its size by one and appointed Messrs. Benadiba, Monahan, Pilozzi and Rosenfeld as directors upon the resignation of Serge Gouin, Frank Weise and Donald Watt. Effective March 2, 2009, the board appointed Mr. Fowden as a director upon the resignation of Mr. Livingston. The board has considered the independence of each of the nominees for election as directors of Cott for purposes of the rules of the Securities and Exchange Commission (“SEC”), New York Stock Exchange and, where applicable, National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) of the Canadian Securities Administrators. The nominees for election as directors who are independent are Ms. Hess and Messrs. Burnett, Gibbons, Monahan, Prozes, Pilozzi, Rosenfeld and Savage. The nominees who are not independent are Messrs. Benadiba, Fowden and Halperin. See “Certain Relationships and Related Transactions” on page 14 of this proxy circular for further discussion of the board’s determinations as to independence.

Nominee	Committee Membership
Mark Benadiba, 55, of Toronto, Ontario, Canada, served as executive Vice-President, North American Operations, of Cott Corporation from 1996 until 2006. Mr. Benadiba held several roles during his tenure at Cott from 1990 through 2006, including Executive Vice President and Chief Executive Officer of Cott Canada from 1990 to 1998. Previously, Mr. Benadiba was a Senior Executive of Pepsi/Seven-Up, Toronto/Canada. He has served on Cott’s board since June 2008.	—

Nominee	Committee Membership
George A. Burnett, 53, of Cherry Hills Village, Colorado, U.S.A., is Chief Executive Officer of Alta Colleges, Inc., of Denver, Colorado, a national provider of post-secondary education services, and has held the position since August 2006. Mr. Burnett was Chairman of R.H. Donnelley, a Yellow Pages publisher, in 2006 and Chief Executive Officer of Dex Media, Inc. from 2001 to 2005. Mr. Burnett has served on Cott’s board since 2006.	Chairman, Human Resources and Compensation Committee; Audit Committee
Jerry Fowden, 52, of Tampa, Florida, U.S.A., was appointed as our Chief Executive Officer on February 18, 2009. Prior to this appointment, he served as President of Cott’s international operating segments and Interim President, North America from May 2008 to February 2009, and as Interim President of Cott’s United Kingdom operating segment from September 2007 to May 2008. He served as Chief Executive Officer of Trader Media Group Ltd., a media company, and as a member of its parent Guardian Media Group plc’s Board of Directors from 2005 until 2007. From 2001 until 2004, he served in a variety of roles with ABInBev S.A. Belgium, an alcoholic beverage company, including President, European Zone, Western, Central and Eastern Europe from 2003 to 2004, Global Chief Operating Officer from 2002 to 2003 and Chief Executive Officer of Bass Brewers Ltd., a subsidiary of ABInBev S.A. Belgium, from 2001 to 2002. Mr. Fowden has served on Cott’s board since March 2009.
David T. Gibbons, 65, of Naples, Florida, U.S.A., was Cott’s Interim Chief Executive Officer from March 2008 to February 2009. Prior to joining Cott, he was President and Chief Executive Officer of Perrigo Company, a manufacturer of retailer brand over-the-counter pharmaceutical and nutritional products, from 2000 to 2006, and from 2003 to 2007, he also held the role of Chairman. Mr. Gibbons also serves on the board of directors of Robbins & Myers, Inc., a manufacturer of fluid management products. He has served on Cott’s board since March 2007.	Corporate Governance Committee
Stephen H. Halperin, 59, of Toronto, Ontario, Canada, is a partner at the law firm of Goodmans LLP and a member of that firm’s Executive Committee. He has been a partner with Goodmans since 1987 and a member of the Executive Committee since 1993. Mr. Halperin was a director of AT&T Canada Inc. (now known as Allstream Inc.) when it filed for bankruptcy protection in Canada and the United States in late 2002. That company emerged from bankruptcy protection in early 2003, at which point Mr. Halperin ceased to be one of its directors. Mr. Halperin is the brother of Mark Halperin, Cott’s former Chief Legal & Ethics Officer and Secretary. He has served on Cott’s board since 1992.
Betty Jane Hess, 60, of Hingham, Massachusetts, U.S.A., was Senior Vice President, Office of the President, of Arrow Electronics, Inc., an electronics distributor, for five years prior to her retirement in mid-2004. She has served on Cott’s board since 2004.	Human Resources and Compensation Committee
Gregory Monahan, 35, of Darien, Connecticut, U.S.A., has been a Managing Director of Crescendo Partners, L.P., a New York based investment firm, since December 2008 and he has held various positions at Crescendo Partners since May 2005. Prior to Crescendo Partners, he was the founder of Bind Network Solutions, a consulting firm focused on network infrastructure and security. Mr. Monahan also serves on the board of directors of O’Charley’s Inc., a multi-concept restaurant company that operates or franchises 364 restaurants. Mr. Monahan is currently a Board Observer to DALSA Corp., a Toronto Stock Exchange listed digital imaging and semiconductor firm. Mr. Monahan has served on Cott’s Board since June 2008.	Audit Committee

Nominee	Committee Membership
Mario Pilozzi, 62, of Oakville, Ontario, Canada, was, until January 31, 2008, President and CEO of Wal-Mart Canada. He joined Wal-Mart Canada in 1994 as Vice-President of Hardline Merchandise and was promoted to Senior Vice-President of Merchandise and Sales, and later Chief Operating Officer, before serving as President and CEO. Prior to joining Wal-Mart Canada, Mr. Pilozzi held a broad range of positions with Woolworth Canada spanning more than 30 years. Positions included Vice-President of Hardline Merchandise; Administrator of Store Openings; District Manager; Store Manager; and several other key roles in Woolworth’s variety and discount-store divisions. Mr. Pilozzi has served on Cott’s board since June 2008.	Human Resources and Compensation Committee
Andrew Prozes, 63, of Greenwich, Connecticut, U.S.A., has served as Global Chief Executive Officer of LexisNexis Group, a provider of legal, news, risk and business information in New York City, since 2003. Mr. Prozes serves on the board of directors of Reed Elsevier plc and Reed Elsevier NV. He has served on Cott’s board since January 2005.	Corporate Governance Committee
Eric Rosenfeld, 51, of Harrison, New York, U.S.A., has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for 14 years. Mr. Rosenfeld currently serves as a director for numerous companies, including CPI Aerostructures Inc. (Chairman), a company engaged in the contract production of structural aircraft parts, Computer Horizons Corp. (Chairman), an IT services company, Hill International, a construction management firm, Matrikon Inc, a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, and Primoris Services Corporation, a specialty construction company. Mr. Rosenfeld has served on Cott’s board since June 2008 and is our Lead Independent Director.	Chairman, Corporate Governance Committee
Graham Savage, 59, of Toronto, Ontario, Canada, has served as the Chairman of Callisto Capital LP, a Toronto-based private equity firm since 2002. Prior to this, since 1998, Mr. Savage was Managing Director at Savage Walker Capital Inc., Callisto Capital LP’s predecessor. Between 1975 and 1996, Mr. Savage was with Rogers Communications Inc. in various positions culminating in being appointed the Senior Vice President, Finance and Chief Financial Officer, a position he held for seven years. In addition to Callisto Capital LP, Savage also serves on the Boards of Sun-Times Media Group, Inc. and Canadian Tire Corporation. He has also served on the boards of other well-known companies such as AT&T Long Distance Co., Alias Corp., Lions Gate Entertainment Corp. and Royal Group Technologies Limited. Mr. Savage was a director of Microcell Inc. when it filed for protection under the Companies’ Creditors Arrangement Act in 2003. Mr. Savage has served on Cott’s board since February 2008.	Chairman, Audit Committee

It is intended that each director will hold office until the close of business of the 2010 annual meeting or until his or her earlier resignation, retirement or death. Cott does not have a retirement policy for its directors.

Unless otherwise instructed, the persons named in the accompanying form of proxy intend to vote FOR the election to the board of directors of the eleven nominees who are identified above. Directors are elected by a plurality of votes cast. Management and the Board of Directors do not contemplate that any of the nominees will be unable to serve as a director. If, for any reason at the time of the meeting, any of the nominees are unable to serve, then the persons named in the accompanying form of proxy will, unless otherwise instructed, vote at their discretion for a substitute nominee or nominees.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board. We set director compensation at a level that reflects the significant amount of time and high skill level required of directors in performing their duties to Cott and to its shareowners.

In 2008, other than David T. Gibbons, our former Interim Chief Executive Officer, and Brent Willis, our former Chief Executive Officer, no employees served as directors. Mr. Gibbons’s and Mr. Willis’s compensation during 2008 has been fully reflected in the Summary Compensation Table on page 32. We provided the following annual compensation to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)(4)
Mark Benadiba(1)(5)	99,926	38,944	40,000	(6)	178,870
George Burnett	147,545	—	—		147,545
Serge Gouin(1)(5)	146,336	—	—		146,336
Stephen Halperin(5)	158,137	—	—		158,137
Betty Jane Hess	165,622	—	—		165,622
Philip Livingston(7)	172,277	—	—		172,277
Christine Magee(1)(5)	16,522	—	—		16,522
Gregory Monahan(1)	98,278	38,944	—		137,222
Mario Pilozzi(1)(5)	99,926	38,944	—		138,870
Andrew Prozes	165,622	—	—		165,622
Eric Rosenfeld(1)	118,808	38,944	—		157,752
Graham Savage(1)(5)	162,027	30,750	—		192,777
Donald Watt(1)(5)	108,572	—	—		108,572
Frank Weise III(1)	205,249	—	10,775	(8)	216,024

(1)	Nine directors served for less than the full year. Ms. Magee retired from the board and ceased to be a director at the Annual General Meeting on April 17, 2008. Messrs. Gouin, Watt and Weise resigned from the board of directors on June 18, 2008. Mr. Savage joined the board of directors on February 7, 2008, and Messrs. Benadiba, Monahan, Pilozzi and Rosenfeld joined the board of directors on June 18, 2008.

(2)	Directors’ retainers are either paid in cash or, if elected by the director, deferred into our Share Plan for Non-Employee Directors. These amounts represent the fees paid to the director and/or the trustee on behalf of the director in 2008. Each director also received an award of CDN$85,000 to purchase Cott shares to be held in our Share Plan for Non-Employee Directors. The table below reflects 2008 cash compensation that directors elected to defer under the Share Plan for Non-Employee Directors. The deferred share accounts are maintained in Canadian dollars. Amounts have been translated from Canadian dollars to U.S. dollars at a rate of $0.94410.

Name	2008 Fees Deferred ($)	Shares (#)
Mark Benadiba	67,057	20,648
George Burnett	147,545	70,079
Serge Gouin	146,336	48,764
Stephen Halperin	80,249	28,053
Betty Jane Hess	163,586	72,817
Philip Livingston	80,249	28,053
Christine Magee	16,522	4,857
Greg Monahan	67,057	20,648
Mario Pilozzi	67,057	20,648
Andrew Prozes	163,586	72,817
Eric Rosenfeld	118,808	67,430
Graham Savage	120,280	52,080
Donald Watt	80,249	28,053
Frank Weise	80,249	28,053

(3)	Messrs. Benadiba, Monahan, Pilozzi, Rosenfeld and Savage each received an award of 25,000 stock options in 2008 in consideration for joining the board of directors. The value of stock and option awards reflects the amount of compensation cost recognized by us for financial statement reporting purposes, as computed in accordance with SFAS 123R, except that forfeitures are not included. See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 27, 2008 regarding assumptions underlying valuation of equity awards. The grant date fair value of the option award to Mr. Savage was $2.60 U.S. ($2.66 CDN); the grant date fair value of each of the other option awards was $3.30 U.S. ($3.50 CDN). Option exercise prices and grant date fair values have been translated from Canadian dollars to U.S. dollars at a rate of $0.94410. No director held unvested stock awards on December 27, 2008, and all options held by directors are vested. The total number of shares that may be acquired upon exercise of outstanding stock options held by our directors on December 27, 2008 was Mr. Benadiba, 25,000; Mr. Burnett, 25,000; Mr. Gibbons, 25,000; Mr. Gouin, 50,000; Mr. Halperin, 10,000; Ms. Hess, 25,000; Mr. Livingston, 25,000; Mr. Monahan, 25,000; Mr. Pilozzi, 25,000; Mr. Prozes, 25,000; Mr. Rosenfeld, 25,000; and Mr. Savage, 25,000.

(4)	Non-employee directors are also reimbursed for certain business expenses, including travel expenses, in connection with board and committee meeting attendance. These amounts are not included in the Director Compensation table.

(5)	Messrs. Halperin, Gouin, Watt, Benadiba, Pilozzi, Savage and Ms. Magee are compensated in Canadian dollars. Fees earned by these directors have been translated from Canadian dollars to U.S. dollars where applicable at a rate of $0.94410.

(6)	Represents the amount paid to Mr. Benadiba under the terms of a consulting agreement.

(7)	Mr. Livingston resigned from the board effective March 2, 2009, to accommodate Jerry Fowden’s appointment to the board. He served as a director for all of 2008.

(8)	This amount reflects medical benefits received by Mr. Weise.

Directors’ Compensation Schedule

The compensation of directors is considered on a combined basis in light of the overall governance structure of Cott. Compensation for directors is recommended to the board by the Human Resources and Compensation Committee (the “Compensation Committee”) and is approved by the independent directors. Director compensation is set solely on an annual fee basis (paid quarterly in arrears) and per-meeting attendance fees are not paid. U.S. resident directors receive their applicable retainers in U.S. dollar amounts, while Canadian resident directors receive their applicable retainers in Canadian dollar amounts. All Canadian dollar amounts have been translated from Canadian dollars to U.S. dollars at a rate of $0.94410.

In June 2008, the Compensation Committee recommended, and the board approved, a change in the structure of annual fees paid to directors designed to reduce total director compensation costs. During 2008, directors of Cott were entitled to receive the following annual fees:

	Annual Fees U.S. ($)
	Jan.-June 2008	July-Dec. 2008
Annual board retainer	56,646	61,367
Annual committee membership retainer for serving on:
Audit Committee	9,441	—
Human Resource Compensation Committee	9,441	—
Corporate Governance Committee	9,441	—
Special Committee	18,882	18,882
Annual fee for the non-executive chair of the board	94,410	94,410
Annual fee for chairing the:
Audit Committee	14,162	14,162
Human Resource and Compensation Committee	9,441	9,441
Corporate Governance Committee	9,441	9,441
Annual fee for the lead independent director	28,323	28,323
Annual long-term incentive fee	80,249	80,249

Directors are also reimbursed for certain business expenses, including their travel expenses in connection with board and committee meeting attendance. Messrs. Benadiba, Monahan, Pilozzi, Rosenfeld and Savage each received an award of 25,000 stock options in 2008 in consideration for joining the board of directors.

Mr. Gibbons was compensated as a non-employee director until March 24, 2008, when he became Interim Chief Executive Officer. While Interim Chief Executive Officer, Mr. Gibbons received compensation for his continued service as a director.

Directors may elect to defer all or a portion of their annual retainer payments into the Share Plan for Non-Employee Directors to purchase shares of Cott common stock, as discussed below.

Share Ownership Requirements for Board Members

Directors are required to own personally at least CDN$50,000 worth of Cott’s common shares, the value of which is calculated at the time of purchase. These directors must acquire such shares within three years of joining the board. The shares may be acquired through our Share Plan for Non-Employee Directors and the Amended and Restated Share Appreciation Rights Plan. As of December 27, 2008, all directors had acquired the requisite amount of common shares or had been directors for less than three years.

Share Plan for Non-Employee Directors

Our Share Plan for Non-Employee Directors allows directors who are neither employees nor full-time officers to elect to receive their fees in the form of our common shares. Fees that would otherwise be payable in cash to directors who elect to participate in the plan are paid to a third-party trustee who uses the funds to purchase shares on the open market. The trustee allocates the number of shares attributable to each participant based on the relative dollar amount of fees contributed in respect of that participant. A participant may only receive the shares purchased under the plan (or direct the trustee to sell the shares purchased on his or her behalf and receive the proceeds from the sale of such shares) upon ceasing to be a director. Directors may not elect to receive cash. Shares are purchased on the open market; no shares are issued from treasury in connection with this plan and it is not dilutive to shareowners.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Security Ownership

The following table and the notes that follow show the number of our common shares beneficially owned as of March 9, 2009 by each of our directors and the individuals named in the Summary Compensation Table, as well as by our directors and executive officers as a group.

Name	Common Shares Beneficially Owned, Controlled or Directed(1)		Options Exercisable within 60 days	Total	Common Shares Percentage of Class(2)
Mark Benadiba	120,648		25,000	145,648
George Burnett	97,245		25,000	122,245	*
David Gibbons	84,943		25,000	109,943	*
Stephen Halperin	73,569		5,000	78,569	*
Betty Jane Hess	108,645		25,000	133,645	*
Gregory Monahan	5,968,248	(3)	25,000	5,993,248	8.3%
Mario Pilozzi	20,648		25,000	45,648	*
Andrew Prozes	98,608	(4)	25,000	123,608	*
Eric Rosenfeld	6,015,029	(5)	25,000	6,040,029	8.4%
Graham Savage	52,080		25,000	77,080	*
Richard Dobry(6)	46,181		—	46,181	*
Juan Figuereo	125,323		—	125,323	*
Jerry Fowden	—		62,500	62,500	*
Abilio Gonzalez(6)	61,575		—	61,575	*
Matthew Kane	33,482		20,000	53,482	*
William Reis	87,245		—	87,245	*
Brent Willis(6)	601,506		—	601,506	*
Directors and executive officers as a group (consisting of 16 persons, including the current directors and executive officers named above)	6,953,050		312,500	7,265,550	10.1%

*	Less than 1%

(1)	Each director and officer has provided the information on shares beneficially owned, controlled or directed. Except as otherwise noted, the shareowners named in this table have sole voting and investment power over all shares shown as beneficially owned by them.

(2)	Percentage of class is based on 71,871,330 shares outstanding as of March 9, 2009.

(3)	Includes: (i) 20,648 shares held in Mr. Monahan’s name through a trust pursuant to the Share Plan for Non-Employee Directors and (ii) 5,947,600 held as a member of a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act. Mr. Monahan is deemed to beneficially own the shares beneficially owned by the other members of the group, but Mr. Monahan disclaims beneficial ownership of those shares.

(4)	Of these shares, 3,000 are held in a brokerage margin account.

(5)	Includes: (i) 67,429 shares held in Mr. Rosenfeld’s name through a trust pursuant to the Share Plan for Non-Employee Directors; (ii) 5,419,055 shares held indirectly as the managing member of Crescendo Investments II, LLC, which in turn is the general partner of Crescendo Partners II, L.P., Series I; and (iii) 528,545 shares held indirectly as the managing member of Crescendo Investments III, LLC, the general partner of Crescendo Partners III, L.P. Mr. Rosenfeld disclaims beneficial ownership of the shares owned by Crescendo Partners II, L.P., Series I and Crescendo Partners III, L.P.

(6)	Mr. Willis’s employment ended on March 24, 2008. Mr. Dobry’s employment came to an end on June 30, 2008. Mr. Gonzalez served through August 23, 2008. Each former officer ceased to be a reporting person upon their termination. Information regarding share ownership of our former executive officers is based on our corporate records and information obtained from the most recent publicly available filings made with securities regulators by or on behalf of those former executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers and beneficial owners of more than 10% of our common shares, as well as certain affiliates of those persons, must file reports with the Securities and Exchange Commission showing the number of common shares they beneficially own and any changes in their beneficial ownership.

Based on our review of these reports and written representations of our directors and executive officers, we believe that all required reports were filed in 2008 in a timely manner, except that, as a result of administrative errors, certain filings were not timely. The following former directors did not timely file a Form 4 for common shares acquired under the Share Plan for Non-Employee Directors: Frank Weise (one Form 4 reporting one transaction); Serge Gouin (three Forms 4 reporting a total of three transactions); Christine Magee (two Forms 4 reporting a total of two transactions), and Don Watt (one Form 4 reporting one transaction). In addition, the following current directors did not timely file Forms 4 for common shares acquired under the Share Plan for Non-Employee Directors: George Burnett (three Forms 4 reporting a total of three transactions), David T. Gibbons (four Forms 4 reporting a total of five transactions), Stephen Halperin (one Form 4 reporting one transaction), Betty Jane Hess (four Forms 4 reporting a total of four transactions), Philip Livingston (one Form 4 reporting one transaction), Andrew Prozes (three Forms 4 reporting a total of three transactions), and Graham Savage (three Forms 4 reporting a total of three transactions). Mario Pilozzi did not timely file a Form 3 when he was appointed to the board. The following former executive officers did not timely file a Form 4 for common share units acquired under the Restated EISPP: Richard Dobry (one Form 4 reporting one transaction) and Abilio Gonzalez (one Form 4 reporting one transaction). The following current executive officers did not timely file a Form 4 for common share units acquired under the Restated EISPP: Juan Figuereo (one Form 4 reporting one transaction) and William Reis (two Forms 4s reporting a total of three transactions). Jerry Fowden also did not timely file a Form 3 when he was appointed President, International.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The board has determined that eight of the nominees for director, George A. Burnett, David T. Gibbons, Betty Jane Hess, Gregory Monahan, Mario Pilozzi, Andrew Prozes, Eric Rosenfeld and Graham W. Savage, are independent within the meaning of the rules of the SEC, New York Stock Exchange and NI 58-101. A director is “independent” in accordance with the rules of the SEC, New York Stock Exchange and NI 58-101 if the board affirmatively determines that such director has no material relationship with us (either directly or as a partner, shareowner or officer of an organization that has a relationship with us).

Mr. Halperin is a non-management director but not an independent director as he is the brother of Mark R. Halperin, our former Chief Legal & Ethics Officer and Secretary. Stephen H. Halperin is also a partner of Goodmans LLP, a law firm that provides counsel to us on a regular basis. Mark Benadiba is also a non-management director but not independent because he served as executive Vice-President, North American Operations, of Cott from 1996 until 2006. Mr. Benadiba also provided consulting services to Cott during 2008, resulting in the payment of fees in the amount of U.S.$60,000. Mr. Fowden is a management director and is therefore not independent.

On June 18, 2008, Cott and Crescendo Partners II, L.P., Series I, Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Eric Rosenfeld, Mark Benadiba, Mario Pilozzi, Csaba Reider and Greg Monahan (collectively, the “Crescendo Parties”) entered into an agreement (the “Crescendo Agreement”) regarding, among other things, the composition of the board and certain other governance matters. Under the terms of the Crescendo Agreement, we expanded the size of the board from ten to eleven directors and appointed Messrs. Rosenfeld, Benadiba, Monahan and Pilozzi as directors. In order to accommodate the new directors, Donald Watt, Serge Gouin and Frank Weise resigned from the board effective upon the execution of the Crescendo Agreement. The board appointed David T. Gibbons as Chairman and Eric Rosenfeld as Lead Independent Director, also effective upon the execution of the Crescendo Agreement.

The parties agreed that the board, through a reconstituted search committee, would continue its efforts to identify a permanent Chief Executive Officer, a process that concluded with the appointment of Jerry Fowden on February 18, 2009. The search committee was composed of directors George Burnett, David T. Gibbons, Eric Rosenfeld, and Mario Pilozzi.

The parties also agreed that if at any time before our 2009 annual meeting of shareowners the Crescendo Parties own less than 4,000,000 of our common shares, the Crescendo Parties shall cause two new directors to resign from the board. As of the date of this proxy circular, the Crescendo Parties continue to own 4,000,000 or more shares of our common stock. In 2008, pursuant to the terms of the Crescendo Agreement, we reimbursed the Crescendo Parties $200,000 for reasonable out-of-pocket expenses incurred in connection with the Crescendo Agreement.

During 2008, Christine Magee, Serge Gouin, Donald Watt, Frank Weise, and Brent Willis departed from the board. During their tenure, the board determined that Ms. Magee and Messrs. Gouin, Watt and Weise were independent within the meaning of the rules of the SEC, New York Stock Exchange and NI 58-101.

Both Mr. Watt and a company controlled by him had business relationships with Wal-Mart Stores Inc., our largest customer. The board determined that such relationships were not sufficiently significant to Wal-Mart to affect Mr. Watt’s ability to act with a view to our best interests and were not material to us. Until his departure from the board on June 18, 2008, Mr. Weise served as our Chairman of the Board pursuant to a letter agreement, under which he received an annual fee of U.S. $250,000, and received certain medical benefits from Cott. The board determined that this relationship was not material and that Mr. Weise was independent of management and free from any interest and any business or other relationship that could, or could reasonably be perceived to, materially interfere with his ability to act with a view to the best interests of Cott.

Mr. Willis was Cott’s Chief Executive Officer while he served as a director, and the board determined that he was not an independent director.

Each director and nominee for election as director delivers to Cott annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director or nominee, or their family members, and Cott participates, and in which the director or nominee, or such family member, has a material interest. The Corporate Governance Committee is responsible for reviewing all such transactions reported to it by a director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise. After review, the Corporate Governance Committee approves, ratifies or disapproves such transactions. Management and directors must also update the board of directors as to any material changes to proposed transactions as they occur.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee has responsibility for reviewing and approving the recommendations of management with respect to the appropriate management compensation policies, programs and levels. The Compensation Committee is responsible for ensuring that the total compensation paid to the executive officers is fair, reasonable and competitive. The Compensation Committee must recommend to the board of directors, the board must review, and, if it deems appropriate, approve all changes to our Chief Executive Officer’s compensation package. The Compensation Committee reviews and approves all offers made to candidates for positions within Cott that would report directly to our Chief Executive Officer. The Compensation Committee also approves any severance packages to departing executive officers, as well as the severance plans discussed below that govern the terms of the severance packages.

The Compensation Committee is comprised of three members: George A. Burnett (chair), Mario Pilozzi, and Betty Jane Hess. The board has determined that all members are independent within the meaning of the rules of the SEC, New York Stock Exchange and NI 58-101. The Compensation Committee’s charter is available on our website www.cott.com under “Investors—Corporate Governance—Board Committees.”

Company Objectives

The primary objectives of our current compensation program are to increase the risk/reward ratio for Cott’s executives, focus management on controlling costs, strengthening customer relationships, managing capital expenditures and cash, and align management’s interests with those of our shareowners. Periodically, the Compensation Committee reviews and approves management’s design of the compensation program to provide sufficient compensation opportunities for executives in order to attract, retain and motivate the best possible management team. Our compensation packages for executive officers, including the Chief Executive Officer, consist of a base salary, opportunities for cash performance bonus compensation, and long-term compensation in the form of equity ownership. The Compensation Committee has selected these components because it believes they align our executives’ interests with those of our long-term shareowners and motivate our executives to achieve our goals.

During 2008, management and the Compensation Committee determined to realign and scale back our compensation plans and practices to more closely reflect both our financial position and our role as a low-cost producer of private label non-alcoholic beverages. The compensation program was revised to provide meaningful rewards to our executives for making progress toward our refocused business goals in a manner that is cost-effective to us while achieving the objectives noted above. In the discussion that follows, we denote how certain aspects of compensation might be different in 2009 than our historical practices and philosophies.

Each of our current named executive officers has a written employment agreement or offer letter setting forth the material terms of employment. Other than employment arrangements of our principal executive officers, certain terms of employment for named executive officers are governed by our Retention, Severance and Non-Competition Plan (the “Legacy Retention Plan”), which superseded provisions of those executives’ employment agreements. Since adopting the Legacy Retention Plan, we determined that it did not meet our goal of providing cost-effective retention incentives. Accordingly, in February 2009 we implemented a new plan, the Cott Corporation Severance and Non-Competition Plan (the “Severance Plan”), which is intended to replace the Legacy Retention Plan going forward. The Severance Plan offers participants a more modest set of benefits upon a qualified termination of employment. Mr. Fowden participates in the Severance Plan subject to certain modifications set forth in his employment agreement; we anticipate that any new executives will also be eligible to participate in the Severance Plan. An executive who currently participates in the Legacy Retention Plan will continue to do so unless the executive and Cott mutually agree that the executive will participate in the Severance Plan. The terms of the Legacy Retention Plan, the Severance Plan, and Mr. Fowden’s employment arrangements are discussed below under “Potential Payments Upon Termination or Change of Control” on page 38 of this proxy circular.

Role of Executive Officers in Compensation Decisions

The employment agreements of our current Chief Executive Officer and our former Interim Chief Executive Officer were recommended for approval to the board by the Compensation Committee, and approved by our board. The Compensation Committee also reviews and approves employment agreements with each officer who reports to the Chief Executive Officer.

Periodically, the Compensation Committee determines what adjustments to base salary, cash performance bonus amounts, performance targets for performance-based compensation, and the applicable levels and targets for other compensation, if any, would be appropriate for the executives. The Compensation Committee, annually and as it otherwise deems appropriate, meets with our Chief Executive Officer and our Vice President – People to obtain recommendations with respect to our compensation programs and packages for executives and other employees. These officers may make recommendations to the Compensation Committee on base salary, long-term incentive plan awards, performance targets, and other terms which the Compensation Committee may consider. The Compensation Committee is not bound to and does not always accept management’s recommendations with respect to executive compensation.

Setting Executive Compensation

At the Compensation Committee’s first meeting of each fiscal year, our Chief Executive Officer and our Vice President—People present their recommendations for changes to annual base salary, performance bonus amounts, and long-term incentives for our executive officers. The Chief Executive Officer makes recommendations with respect to the compensation of the Vice President—People. The Compensation Committee reviews benchmarks to assist it in determining appropriate levels of compensation for the Chief Executive Officer. The Compensation Committee considers management’s proposals, reviews independent data to validate these recommendations and, if acceptable, approves them. In addition, the Compensation Committee has the authority to access (at Cott’s expense) independent, outside compensation consultants for both advice and competitive data for the purposes of determining the level and nature of Cott’s executive compensation.

In 2008, both management and the Compensation Committee retained compensation consultants. Management continued to engage Frederick W. Cook & Co. Inc. (“Cook”) and Mercer Human Resource Consulting (“Mercer”) to assess the marketplace and provide guidance on new long-term incentive plans, incentive compensation programs, and severance policies. Cook provided advice to management and the Compensation Committee on director compensation. Mercer conducted an extensive compensation benchmarking project in 2008 and provided benchmarks for executive compensation. Mercer’s advice to management was presented to the Compensation Committee to allow it to review and determine our compensation policies and programs with respect to all employees. The Compensation Committee separately engaged Cook to advise it specifically with respect to the compensation package for Jerry Fowden, our new Chief Executive Officer.

In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of selected North American consumer goods and retail organizations with revenues between $1 billion and $4 billion. A peer group was originally recommended to the Compensation Committee by Mercer in 2006 and is reviewed annually by the Compensation Committee to ensure that the peer group consists of companies against which the Compensation Committee believes Cott competes for talent and for shareowner investment. Cook used data from a separate peer group in connection with its advice on a compensation package for Mr. Fowden. We intend to select the most appropriate peer companies from these two groups and consolidate them into one peer group for compensation decisions made in 2009 and beyond. The two peer groups used in 2008 were as follows:

Companies used for Compensation Comparison
The Andersons, Inc.	Ruddick Corporation
Casey’s General Stores, Inc.	Sanderson Farms, Inc.
Flowers Foods, Inc.	Seaboard Corporation
Lancaster Colony Corporation	United Natural Foods, Inc.
Ralcorp Holdings, Inc.	Weis Markets, Inc.

Companies used for CEO Compensation Package
The Boston Beer Company, Inc.	Lance, Inc.
Coca Cola Bottling Company	McCormick & Company, Inc.
Corn Products US	MPG Ingredients, Inc.
Diamond Foods, Inc.	National Beverage Corp.
Flowers Foods, Inc.	Ralcorp Holdings, Inc.
The Hain Celestial Group, Inc.	Sanderson Farms, Inc.
Hansen Natural Corp.	Seneca Foods Corp.
Imperial Sugar Company	The J. M. Smucker Company
J&J Snack Foods Corp.	SunOpta Inc.
Lancaster Colony Corporation	TreeHouse Foods, Inc.

Relative to the competitive market data collected for the peer group companies, the Compensation Committee in 2008 determined that the overall total compensation opportunity, or mix of base salary, performance bonus, and long-term incentive compensation of the executive group for the achievement of target performance generally should fall at or near the 50th percentile for the average total compensation of executives performing similar functions in the competitive market. Variations to this objective may occur as dictated by the experience level of the individual, the job the individual performs within our business, and market factors.

In 2008, we reviewed benchmarking data for all of our named executive officer positions except our Chief Procurement Officer. The Compensation Committee determined that because our Chief Procurement Officer performs a role for Cott that other companies commonly divide among multiple non-executive positions, accurate benchmarking was not possible for that position. In 2008, all of our named executive officers for whom we benchmark fell at or near the 50th percentile of the competitive market. Based on recommendations from consultants, the Compensation Committee determined that total compensation opportunity for these named executive officers should continue to be at or near the 50th percentile of the competitive market in 2009. The Compensation Committee also determined that our Chief Procurement Officer’s compensation would be established based on his contributions to our business and would be set to correlate to the level of compensation paid to our other named executive officers.

Long-Term versus Currently-Paid Compensation

Currently-paid compensation to our executive officers includes base salaries, which are paid periodically throughout the fiscal year, cash performance bonuses based on performance targets proposed by management and approved by the Compensation Committee, which are awarded after the end of the fiscal year, and perquisites and personal benefits, which are paid consistent with our policies in appropriate circumstances. Long-term compensation for our executives includes eligibility to receive options to purchase our shares under the Restated 1986 Common Share Option Plan, as amended (the “Option Plan”) to participate in the Restated Executive Investment Share Purchase Plan (“Restated EISPP”) and potentially receive matching shares, and to participate in the Amended and Restated Performance Share Unit Plan (the “PSU Plan”) and the Amended and Restated Share Appreciation Rights Plan (the “SAR Plan”). However, the Compensation Committee has determined that no awards will be made to executive officers under any of these plans in 2009. Our executive officers may also participate in Cott’s 401(k) plan, which is available to all salaried and non-union employees in the United States.

The compensation structure for our executives attempts to balance the need of Cott’s executives for current income with the need to create long-term incentives that are directly tied to achievement of our targets and growth in shareowner value. The allocation between cash and non-cash or short-term and long-term incentive compensation is set by the terms of the individual employment agreement or offer letter and the terms of our incentive plans. For any executive-level employee (a position reporting to our Chief Executive Officer), management reviews market data and recommends to the Compensation Committee terms of the employment agreement. The Compensation Committee reviews those recommendations and, if acceptable, approves them. Income from elements of incentive compensation is realized as a result of the performance of Cott or the executive, depending on the type of award, compared to goals proposed by management and approved by the Compensation Committee on an annual basis. During the past two years, our executive compensation packages have been comprised primarily of annual base salary and contractual bonuses.

Compensation Components

For 2008, the principal compensation components for Cott’s named executive officers consisted of the following:

•	base salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise, and individual performance;

•	cash performance bonuses—paid to reward attainment of annual performance targets;

•	long-term equity incentives—paid to reward increases in shareowner value over longer terms and align the interests of executives with the interests of shareowners;

•	retirement benefits—paid to attract and retain superior executives; and

•	perquisites and other personal benefits.

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary is determined by an annual assessment of a number of factors, including position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of our business strategy, and competitive market factors for comparable talent. The Compensation Committee periodically evaluates market data relating to base salaries for comparable roles among the peer group. The Compensation Committee intended that base salary, together with other principal components of compensation at target opportunity levels for 2008 would fall at or near the 50th percentile of the peer group. In 2008, total compensation fell at or near the 50th percentile for the peer group. For 2009, the Compensation Committee has reviewed and approved management’s recommendation that no executive officer receive a salary increase.

Base salary for our named executive officers in 2008 is shown in the Summary Compensation Table, under the heading “Salary” on page 32 of this proxy circular.

Performance Bonuses

General

The Compensation Committee believes that some portion of overall cash compensation for executive officers should be “at risk,” that is, contingent on successful achievement of our corporate and individual targets. To that end, and depending on our financial and operating performance, the Compensation Committee may approve performance-based bonuses. The Compensation Committee determines eligibility for performance bonuses at the beginning of the fiscal year based on market competitiveness, the impact of each participant’s role within Cott, and the participant’s long-term contributions. At the end of each fiscal year, the Compensation Committee may determine that certain individuals whom it previously deemed eligible should not receive a performance bonus if their performance reviews result in a rating below acceptable levels for the relevant period. The addition of performance bonuses in these situations more closely aligns an executive’s overall compensation with his or her individual performance and the profitability of the business unit for which he or she is accountable. The Compensation Committee believes that this bonus arrangement presents executive officers with clear, quantified targets that, if achieved, will focus the executives on long-term strategic issues, and align management’s interests with those of our long-term shareowners in the sustained growth of shareowner value.

The Compensation Committee retains the discretion to guarantee an executive officer a performance bonus or modify the calculation of the performance bonus. It may do this as an inducement for a new executive to enter into employment with Cott, or in circumstances in which it is difficult to set performance targets for a particular executive officer.

Setting Performance Targets

Performance bonus eligibility in 2008 was determined based in part on achieving corporate targets and in part on achieving individual targets. In 2008, 70% of a named executive officer’s performance bonus was calculated based on achieving company performance targets, with the remaining 30% based on achieving individual performance targets. Achievement of the company performance target funds the “bonus pool” for all bonus-eligible employees, and achievement of individual targets determines the amount of an individual executive’s bonus.

The business unit in which an individual is employed determines the bonus pool from which he or she may receive a performance bonus payment, and the targets for each bonus pool vary depending on our business goals for the year. There were six company-wide major bonus pools identified at the start of 2008: North America, Mexico, Corporate, UK & Europe, China, and International.

Performance bonuses in 2008 had a threshold level, a target level, a “stretch” level, and a maximum level, each expressed as a percentage of annual base salary. Performance reaching the threshold but not the target could have made the executive eligible to receive half of the target bonus. Performance exceeding the target level could have made the executive eligible to receive a bonus greater than the target level. Management recommends the performance criteria targets at the beginning of each year to the Compensation Committee, which reviews and, if acceptable, approves them. For 2008, the Compensation Committee reserved the right to grant our named executive officers performance bonuses of up to a maximum level of four times the target bonus amount based on achievement of goals substantially in excess of the target goals with the opportunity to defer a portion of the target bonus amount into the Restated EISPP, discussed below.

The performance targets for employees in 2008 were based on various metrics, depending on the particular bonus pool applicable to each employee. All of our current named executive officers participated in the Corporate bonus pool in 2008. The Compensation Committee decided that Mr. Gibbons would not be eligible for a bonus as Interim Chief Executive Officer. The target bonus awards for 2008 for our other named executive officers varied between 50% and 100% of annual base salary. Performance targets for our named executive officers in 2008 were based on target levels of operating income (“EBIT”) and individual targets. Management recommended, and the Compensation Committee approved, the EBIT targets for the named executive officers.

We believe that setting an achievable goal is important in motivating our employees and in constructing a pay package that allows us to compete successfully for employees in the market. The Compensation Committee set the Corporate bonus pool performance target at an enterprise-level EBIT of $68.8 million for 2008. After reviewing our first quarter results in April 2008, the Compensation Committee determined that the original EBIT target was unattainable and no longer provided a meaningful incentive to our executive officers. In order to set a goal that would meet the objectives of the program, the Compensation Committee reset the enterprise-level EBIT target to $52.9 million for the nine months ended December 27, 2008. The threshold level was 90% of target EBIT, and the stretch level (which pays two times target bonus) was 110% of target EBIT.

For 2009, the Compensation Committee has determined not to utilize threshold, stretch, and maximum targets, and has only approved a threshold bonus target, and may at its discretion establish a stretch target based on business performance. If the threshold target for the Corporate bonus pool is achieved in 2009, bonuses may be made available to our named executive officers. A named executive officer may receive up to 70% of his target bonus based on achievement of a specified level of EBIT, and up to 30% of his target bonus based on achievement of a specified level of operating free cash flow. Once the maximum bonus amount is established based on these metrics, we will determine the actual bonus payment to each named executive officer based upon the results of our annual individual performance review process.

During 2008, we used individual performance targets for named executive officers that varied by business unit and the executive’s function within Cott. The individual targets were set to reflect the executive’s role in ongoing and planned business initiatives and were designed to closely correlate with operating results. A variety of factors, including our areas of focus for the year, our relationships with customers and suppliers, and general economic conditions, bear on the specific target levels that were set. During the first quarter of 2008, our former Chief Executive Officer ceased to be employed by us, and our Interim Chief Executive Officer was not eligible to receive a performance bonus. A description of the targets applicable to our other named executive officers is set out below:

Individual 2008 performance targets for our Chief Financial Officer included:

•	Reduce selling, general and administrative expenses and cost of goods sold.

•	Increase return on invested capital.

•	Develop and implement pricing strategy with a specified impact on gross margin.

•	Implement new finance organizational structure.

Individual 2008 performance targets for our Vice President – People (formerly our Chief People Officer) included:

•	Implement a new staffing process and reduce fixed costs related to hiring.

•	Implement a new organizational structure in the North America and International business units.

•	Contribute to development of commercialization process.

•	Implement employee evaluation system.

•	Design and execute cost-saving measures to maximize people resources.

Individual 2008 performance targets for our President, North America included:

•	Manage North American realignment and contain capital expenditures.

•	Improve efficiency, yield and waste reduction.

•	Execute the purified drinking water project on time.

•	Commercialize and launch new products.

•	Implement organizational changes within marketing, sales, and supply chain.

Individual 2008 performance targets for our Chief Procurement Officer included:

•	Implement cost reduction and manage commodity costs.

•	Implement new programs and integrate new equipment to create savings.

•	Manage supplier relationships and introduce a certain number of new products.

•	Align procurement function to maximize performance and efficiency.

Individual 2008 performance targets for our General Counsel and Secretary included:

•	Ensure documentation of transactions associated with procurement and manufacturing cost containment strategy.

•	Develop and document new bid process for suppliers and vendors, and oversee negotiations.

•	Develop, document and drive execution of international RCI model.

•	Develop acknowledgment process for Code of Business Conduct and Ethics and a system for addressing employee complaints.

The Compensation Committee sets the individual target levels in order to accomplish two objectives. First, the target levels represent management’s and the Compensation Committee’s goals for Cott’s performance over time, based on market factors, customer relationships, commodity costs and other operational considerations that we weigh in preparing internal forecasts. Second, they provide executives with meaningful targets, directly related to their job function, that motivate the executive to positively contribute to our success.

In 2008, we experienced numerous challenges due to developments in our business. Operating results in 2008 were well below goals, and as a result there were no performance bonuses awarded to any executive officer. For 2009, we have reviewed our business strategy, current macroeconomic conditions and our expectations for Cott’s results. With the approval of the Compensation Committee, we have set targets at levels that we believe are attainable if our expectations for positive developments in the business are realized.

Measuring Achievement; Payment of Performance Bonuses

At the end of each fiscal year, management presents a recommendation to the board of directors for performance bonus payments for named executive officers based on results achieved as compared to the targets established for that fiscal year. The Compensation Committee has the discretion to award the amount corresponding to that level of achievement, or to increase or decrease the award payable if it believes such action would be in the best interest of Cott and our shareowners.

As discussed above, for 2008, performance criteria for the bonus pools were based 70% on EBIT and 30% on an individual personal performance element. In February 2009, management presented to the Compensation Committee 2008 year-end results. Because the EBIT targets were not met, our bonus-eligible named executive officers, all of whom participated in the Corporate bonus pool, were not paid a performance bonus for 2008.

Long-Term Incentives

In 2008 our senior level employees were eligible to participate in our Restated EISPP, PSU Plan, and SAR Plan and to receive stock options under our Option Plan (collectively, the “Incentive Plans”). Each of Cott’s existing Incentive Plans was approved by our shareowners when required. Each plan is discussed in turn below. There is no set formula for the granting of awards to individual executives or employees under the different Incentive Plans. Generally, we use a methodology to determine award size based on benchmarking against our peer group and the industry in general. The Incentive Plans generally require us to either purchase Cott shares on the open market to fund awards or issue shares that would be dilutive to our shareowners. The Compensation Committee and management have determined that the goals of the compensation program can be accomplished without creating significant dilution or utilizing cash for share purchases. For 2009, we have determined not to make any awards under the Incentive Plans and instead to focus on short-term performance-based cash awards.

Restated EISPP

With the approval of our shareowners, in 2007 we adopted the Restated EISPP, which provided our officers and senior management employees, as designated by the Compensation Committee, with two options for the form in which they could elect to receive any cash performance bonus award (or portion of any such award) granted to them as a result of achieving annual performance targets. Under the Restated EISPP, each eligible participant could elect to have all or a portion of any performance bonus to which he or she may become entitled for that fiscal year (i) paid directly to the participant in the form of cash following the end of that fiscal year, or (ii) contributed to an independent trust and held on the participant’s behalf in the form of common share units. The trust used the funds contributed in respect of a participant’s investment in common share units to purchase our common shares on the open market. The number of common share units allocated to each participant was determined by dividing the amount of the award to be invested in common share units by the average price per common share at which the common shares were purchased by the trust. Each common share unit entitles the participant to receive one common share upon a distribution in respect of the common share units. No actual common shares are allocated to the participant’s account.

Common share units are fully vested and non-forfeitable when credited to the participant’s account, but generally will not be distributed to the participant in the form of common shares until the last business day of the third fiscal year following the fiscal year in respect of which the common share units were earned.

Common share units allocated to a participant will be distributed to the participant in the form of common shares prior to the scheduled distribution date if the participant dies, retires, becomes permanently disabled or his or her employment is otherwise terminated, if there is a change of control, or if the participant has an unforeseeable emergency (as defined in the Restated EISPP).

The Restated EISPP also provides that Cott will match the common shares distributed to a participant in respect of his or her common share units with an equivalent number of additional common shares subject to the achievement of corporate performance goals established by the Compensation Committee and the participant having been continuously employed during a three-year cycle without withdrawing his or her common share units. The Compensation Committee must certify in writing at the end of the performance cycle as to whether the performance goals have been achieved. Unless otherwise determined by the Compensation Committee, failure to achieve the corporate performance goals over the three-year performance cycle will result in a failure to earn any matching common shares under the Restated EISPP. In the event of a change of control or the termination of a participant’s employment (whether as a result of death, permanent disability, retirement or otherwise) prior to the completion of the performance cycle, the Compensation Committee will have the discretion to contribute to a participant all, some, or no matching common shares. Only participants who elect to invest their award in common share units, have remained continuously employed during the three-year performance cycle and have not previously withdrawn their common share units are eligible to receive the matching common shares from Cott.

The maximum number of common shares that can be purchased under the Restated EISPP in any fiscal year is the maximum number of Cott common shares that could be purchased under the plan for the immediately preceding fiscal year plus 1.5% of the total number of Cott common shares outstanding as of the first day of such fiscal year. No shares will be issued from treasury in respect of common share units or matching common shares under the Restated EISPP but are instead purchased on the open market so the Restated EISPP will not be dilutive to shareowners.

For 2008, no performance bonus was paid to any executive officer who had elected to participate in the Restated EISPP. Effective as of December 27, 2008, the Compensation Committee approved an amendment to the Restated EISPP with the effect of freezing participation in the plan.

Amended and Restated Performance Share Unit Plan

We have implemented a PSU Plan as a means of providing certain officers and senior management with an incentive for exceeding performance targets. Awards under the PSU Plan are based on our corporate performance over a specified performance cycle and the market price of our common shares at the time of vesting. For each performance cycle, the Compensation Committee establishes three tiers of performance goals for Cott to achieve over the period: a minimum threshold level, a target level and a superior performance level. The criteria used to set these performance goals may include our earnings before interest, taxes, depreciation and amortization; net earnings; share price performance; return on equity; return on invested capital; or other financial criteria and targets determined by the Compensation Committee. The Compensation Committee retains the discretion to vary the terms of PSU grants, including the length of the performance cycle. Performance Share Units (“PSUs”) issued in 2008 had one, two, and three-year performance cycles. The Compensation Committee determines the employees who may participate in the PSU Plan based on the employee’s position, the long-term contribution potential of the employee, and the prevailing market competitiveness of this type of long-term award within our peer group. The Compensation Committee may establish amounts, terms and conditions of each award granted under the PSU Plan.

Management develops a proposal to grant PSUs to employees based on the criteria set forth above. This proposal is presented to the Compensation Committee for its review and approval. Once the PSU grant budget is approved, individual grants are calculated by measuring performance against the annual targets set at the start of every performance cycle.

A target number of PSUs for each participant is established by the Compensation Committee at the beginning of each one, two, and three-year performance cycle. Each PSU represents the right, upon vesting, to receive one Cott common share. The number of PSUs earned at the end of a performance cycle can range from 0% to 150% of the targeted amount, depending on whether Cott achieves the pre-determined threshold, target or superior performance goals in that performance cycle. If performance over the three-year performance cycle falls below the threshold level, no PSUs vest. Cott performance between the threshold and superior levels is weighted so that the final award will vary with the achieved performance. In the Grants of Plan-Based Awards Table, under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” of this proxy circular, our superior performance goal for the given cycle is set forth in the column labelled “Maximum.” Additionally, since the value of each PSU is tied to our share price, the value received at the end of the performance cycle will fluctuate with the value of the shares.

Subject to the provisions of the PSU Plan, and except in the case of termination of employment or change of control of Cott (as discussed below), PSUs vest upon the completion of the performance cycle. Throughout the performance cycle, there are no dividends paid to participants on their PSUs, and holders do not have the right to vote the common shares represented by their PSUs. The plan gives us discretion to fully fund each grant at the target payout level by allowing the trust to purchase Cott shares at the time of the grant. We and the Compensation Committee believe that such action can be beneficial to our shareowners as it fully covers any liability at the target payout level associated with an increase in the share price of Cott common shares. The common shares purchased by the trustee are registered in the name of the participant and delivered to the participant once vested, upon his or her request.

No shares are issued from treasury but are instead purchased on the open market so that the plan is not dilutive to shareowners. We account for PSUs in Canadian dollars but all references to PSU value in this proxy circular have been converted to U.S. dollars at a conversion rate of $0.94410.

In 2008, the Compensation Committee approved management’s proposal to issue PSUs to named executive officers as a retention incentive. As discussed above, the number of PSUs earned at the end of a performance cycle depends on whether Cott achieves the pre-determined performance goals in the performance cycle. Therefore, no PSUs would vest unless Cott’s performance meets or exceeds the threshold level. In 2008, the

Compensation Committee, with input from management, established a performance goal of positive adjusted operating income. These awards vested in February 2009.

PSU grants to our named executive officers in 2008 are shown in the Summary Compensation Table, under the heading “Stock Awards” on page 32 of this proxy circular, in the Grants of Plan-Based Awards Table, under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” on page 36 of this proxy circular, and in the Outstanding Equity Awards at 2008 Fiscal Year End Table, under the heading “Stock Awards” on page 32 of this proxy circular.

Amended and Restated Share Appreciation Rights Plan

We adopted a SAR Plan in 2007 as a means of providing additional incentives to our employees and directors to promote the growth and success of our business, and to attract and reward our personnel.

Under the SAR Plan, share appreciation rights (“SARs”) may be granted to employees and directors of Cott or its subsidiaries by the Compensation Committee on the recommendation of management. These grants may be based on the employee’s position, the long-term contribution potential of each role, and the prevailing market competitiveness of this type of long-term award within our peer group. The Compensation Committee did not grant any SARs to executive officers in 2008.

Restated 1986 Common Share Option Plan, as amended

The Option Plan, as amended, allows us to provide our employees, executives, and non-employee directors with an opportunity for increased equity ownership of Cott.

The Option Plan is administered by the Compensation Committee. Subject to certain limitations, the Compensation Committee has discretion to determine eligibility for participation in the Option Plan, the number of common shares for which options are granted, the date of grant of option awards and the vesting period for each option. The exercise price of options is the fair market value of our common stock based on the closing price on the Toronto Stock Exchange the day before the grant. Historically, stock option awards were a regular part of executive compensation. In recent years, however, we have moved away from granting options to executives as long-term incentives. As a result, some longer-tenured employees hold options because they received them before the Compensation Committee determined to use other forms of long-term compensation. Upon ceasing to serve as an employee or director of Cott, options are forfeited if not exercised within 60 days. No options were awarded to our named executive officers in 2008.

In 2008, the Compensation Committee made five awards of 25,000 options each to new members of the Board of Directors, including Mark Benadiba, Gregory Monahan, Mario Pilozzi, Eric Rosenfeld, and Graham Savage. The options are fully vested. Options held by our non-employee directors and our longer-tenured executives are reflected in the “Security Ownership of Directors and Management” Table of this proxy circular.

Retirement Benefits

We recognize the value our employees add during their tenure with our company. In recognition of this value, and to encourage long-term commitment, we provide our executives and employees with certain retirement benefits. In 2008, we provided our executives with additional executive benefits such as additional life, long-term disability, and long-term care insurance. In 2009, as part of our cost-reduction efforts, we discontinued all executive benefits other than those specifically identified in employment agreements (as discussed in the narrative following the Summary Compensation Table). Our named executive officers are eligible to participate in our 401(k) plan that is open to all salaried and non-union employees. Employees are eligible to join this plan the first day of the month following 90 days of employment. Employees can contribute up to 30% of their eligible earnings. During 2008, we matched up to 6% of employee contributions, subject to caps based on limits set by government legislation. Effective January 1, 2009, we determined that it was appropriate to reduce our match to 3% of employee contributions in order to conserve cash resources and align our practices with the market.

Perquisites and Other Personal Benefits

We provide our executive officers with limited perquisites and other personal benefits that are not otherwise available to all of our employees. In 2008, we provided our executive officers with additional life insurance, long-term disability insurance and long-term care insurance. However, in 2009, we discontinued all executive benefits, other than an annual car allowance and an annual physical examination. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. Perquisites and personal benefits are taken into account as part of the total compensation to executive officers.

Perquisites and other personal benefits for our named executive officers are set forth in the Summary Compensation Table, under the heading “All Other Compensation” and related footnotes on page 32 of this proxy circular.

Chief Executive Officer Compensation

Brent Willis Employment Agreement

Brent Willis served as our Chief Executive Officer until March 24, 2008. His employment agreement provided for the payment of an annual base salary of $725,000, and he was eligible to participate in our performance bonus plan and long-term incentive plans, as well as all benefit plans made available to our employees and senior executives.

Although his employment has terminated, Mr. Willis remains subject to standard confidentiality undertakings and a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business. He has also agreed to non-solicitation and non-disparagement covenants. These limitations continue until March 24, 2010.

David T. Gibbons Employment Agreement

On April 23, 2008, we entered into an employment agreement with David T. Gibbons to serve as Interim Chief Executive Officer. The agreement provided a salary at the rate of $725,000 per year, with the first six months’ pay guaranteed. Mr. Gibbons also received restricted stock units payable in cash in respect of 720,000 shares of our common stock, of which 360,000 units vested immediately. Of the remaining 360,000 restricted stock units, 300,000 units vested ratably on a monthly basis over a five-month period beginning October 24, 2008 through February 24, 2009. Mr. Gibbons resigned his position and his employment arrangements came to an end on February 27, 2009, at which time 6,000 prorated restricted stock units vested and the remaining 54,000 units were forfeited. During the term of the agreement, we provided Mr. Gibbons with housing and an automobile for business travel. Mr. Gibbons did not receive health, medical, insurance or other benefits, and did not participate in our various performance bonus or retention and severance plans available to full-time executives.

In connection with the appointment of Jerry Fowden as Chief Executive Officer on February 18, 2009, Mr. Gibbons resigned as Interim Chief Executive Officer. In order to allow for an orderly transition, we and Mr. Gibbons agreed to extend his agreement until February 27, 2009. Mr. Gibbons remains subject to non-competition and non-solicitation provisions that will continue until February 27, 2010.

Jerry Fowden Employment Agreement

Effective February 18, 2009, we entered into an employment letter agreement with Jerry Fowden to serve as our Chief Executive Officer. The agreement has an indefinite term and provides for an annual base salary of $575,000 and a car allowance of $16,000. Mr. Fowden is eligible to participate in our performance bonus plan with an annual target bonus equal to 80% of his base salary, and he has the opportunity to earn up to 160% of his base salary for achievement of goals in excess of the target goals, as approved by the Compensation Committee.

Mr. Fowden is eligible to participate in all of our long-term incentive plans made available from time to time to our senior executives. Mr. Fowden also received an option grant to purchase 250,000 common shares of Cott pursuant to the terms of the Option Plan. He will also receive an additional grant of options to purchase 250,000 common shares of Cott on February 18, 2010 and February 18, 2011, provided he is employed by Cott on each such date. The options vest over a period of one year following the grant date in four equal amounts on a quarterly basis.

Mr. Fowden participates in our recently adopted Severance Plan pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of one year following termination, regardless of the cause of the termination.

Severance Plan

In February 2009, we commenced the Severance Plan for the primary purpose of defining the deferred compensation entitlements upon termination for a select group of key employees. Mr. Fowden participates in the Severance Plan effective February 18, 2009. Subject to certain exceptions described below, the Severance Plan defines his entitlements upon a qualified termination of employment and replaces all previous termination and severance entitlements to which he may have been entitled. These arrangements are described for Mr. Fowden under “Potential Payments Upon Termination or Change of Control” on page 38 of this proxy circular. The Severance Plan is intended to replace the Legacy Retention Plan other than for those executive officers who are already participants in the Legacy Retention Plan. The triggering events for any severance payments are designed to discourage executive officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the executive officers that they will be compensated if terminated by us without cause.

The Compensation Committee determines which employees participate in the Severance Plan. Each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees–1 times; Level 2 Employees–.75 times; Level 3 Employees–.50 times.

The Severance Plan defines “Cause” to mean:

(i)	the willful failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to the policies of Cott after written notice by Cott of the failure to do so, and such failure remaining uncorrected following an opportunity for the participant to correct the failure within ten (10) days of the receipt of such notice;

(ii)	theft, fraud, dishonesty or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business or affairs of Cott, or in the carrying out of his or her duties, including, without limitation, any breach by the participant of the representations, warranties and covenants contained in the participant’s employment agreement or restrictive covenants set out in the Severance Plan;

(iii)	the participant’s conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft or violence;

(iv)	the participant’s breach of a fiduciary duty owed to Cott; or

(v)	the participant’s refusal to follow the lawful written reasonable and good faith direction of the board of directors.

The Severance Plan defines “Good Reason” to include any of the following:

(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii)	a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all participants serving in substantially the same capacity as participant;

(iii)	relocation of the participant’s principal place of employment to a location that is more than 50 miles away from his or her principal place of employment on the date upon which he or she became a participant, unless such relocation is effected at the request of the participant or with his or her approval;

(iv)	a material breach by Cott of any provisions of the Severance Plan, or any employment agreement to which the participant and Cott are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Cott to correct such failure within ten (10) days of the receipt of such notice; or

(v)	the failure of Cott to obtain the assumption in writing of its obligation to perform the Severance Plan by any successor to all or substantially all of the business or assets of Cott within fifteen (15) days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he or she will receive a cash payment of an amount equal to the participant’s total annual base salary and average bonus (based on the actual bonus paid for the previous two years) for the year in which the termination takes place multiplied by his or her severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary and vacation through the date of termination, less applicable withholdings. In addition, the terminated participant would receive accelerated vesting of rights under our equity incentive plans and would continue to receive benefits under our benefit plans for the number of years equal to the severance multiple, where we may do so legally and in accordance with the applicable benefit plans in effect from time to time.

Level 1 Employees receive gross-up payments in the event excise tax is imposed. Payments to Level 2 or 3 Employees who would otherwise be subject to excise tax are reduced to an amount that will result in no portion of the payments being subject to the excise tax. The 280G excise tax and gross-up is an estimated amount assuming an effective individual income tax rate of 40%. This amount is determined on the basis that the amount subject to excise tax would not be decreased by amounts attributable to reasonable compensation for services before the change of control.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Severance Plan.

Participants in the Severance Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. The Severance Plan supersedes applicable provisions of each participant’s prior employment agreement, and participants agree to execute a general release of claims against us in return for payments under the Severance Plan.

Mr. Fowden participates in the Severance Plan subject to certain exceptions. Notwithstanding the terms of the Severance Plan, Mr. Fowden would be entitled to a severance payment calculated based on his target bonus for a termination by us other than for Cause, or a termination by Mr. Fowden for Good Reason, in 2009 or 2010. In addition, he would receive a lump sum pro rata bonus for the year in which such a termination occurs, and, in the event of a termination in connection with a change of control of Cott, defined as a takeover, consolidation, merger, amalgamation, sale of all assets or substantially all assets or a similar transaction, Mr. Fowden’s severance multiple would be 1.5 times.

Legacy Retention Plan

Other than Jerry Fowden, David T. Gibbons, and Brent Willis, our named executive officers serving on December 28, 2007 are participants in the Legacy Retention Plan. Mr. Fowden participated in this plan until February 18, 2009, when he began to participate in the Severance Plan. The Legacy Retention Plan supersedes applicable provisions of each executive’s employment agreement and provides for severance payments to the executive upon a termination of his employment. These arrangements are described for the named executive officers under “Potential Payments Upon Termination or Change of Control” on page 38 of this proxy circular. The triggering events for any severance payments are designed to discourage officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the officers that they will be compensated if terminated by us without cause.

The Legacy Retention Plan provides for different payment calculations depending on whether the termination occurs in connection with a Change of Control of Cott. For purposes of the Legacy Retention Plan, a Change of Control means:

A.	a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of Part XX of such Act pursuant to sub-sections 93(1)(b) or (c) thereof, is completed in respect of more than twenty percent (20%) of Cott’s common shares and the majority of the members who were members of our board of directors prior to completion of such take-over bid are replaced within 60 days following completion of such take-over bid, or

B.	any of the following occur: (A) any consolidation, merger or amalgamation of Cott with or into any other corporation whereby our voting shareowners immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation; (B) a sale by us of all or substantially all of our undertakings or assets; (C) a proposal by or with respect to Cott being made in connection with our liquidation, dissolution or winding up; (D) any reorganization, reverse stock split or recapitalization of Cott that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

The Compensation Committee determined which employees would participate in the Legacy Retention Plan; as of December 27, 2008, 15 employees participated in the Legacy Retention Plan, including all of our current named executive officers other than Mr. Gibbons. Under the Legacy Retention Plan, each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees-2 times; Level 2 Employees-1.5 times; Level 3 Employees-1 time. Mr. Figuereo is a Level 1 employee. Mr. Reis is a Level 2 employee. Mr. Kane is a Level 3 employee.

The Legacy Retention Plan contemplates a Change of Control Window that begins 90 days prior to the Change of Control or the first public announcement thereof and continues past the Change of Control for a length of one year multiplied by each participant’s severance multiple.

The Legacy Retention Plan defines “Cause” in the same way as the Severance Plan described on page 27.

The Legacy Retention Plan defines “Good Reason” to include any of the following:

(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii)	in the case of a participant who is identified in his award letter as a Level 1 Employee and who reports to the Chief Executive Officer as of the date on which he or she becomes a participant under this Plan, a change in the reporting structure of the participant such that he or she no longer reports to the Chief Executive Officer (or their equivalent) or any successor thereto following a Change of Control, including a successor to all or substantially all of the business, assets or undertakings of Cott;

(iii)	a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary;

(iv)	relocation of the participant’s principal place of employment to a location that is more than 50 miles away from his or her principal place of employment on the date upon which he or she became a participant, unless such relocation is effected at the request of the participant or with his or her approval;

(v)	a material breach by Cott of any provisions of the Legacy Retention Plan, or any employment agreement to which the participant and Cott are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Cott to correct such failure within ten (10) days of the receipt of such notice; or

(vi)	the failure of Cott to obtain the assumption in writing of its obligation to perform the Legacy Retention Plan by any successor to all or substantially all of the business or assets of Cott within fifteen (15) days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he or she will receive a cash payment of an amount equal to the participant’s total annual base salary, car allowance and target bonus multiplied by his or her severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary, vacation and a pro rata bonus at target for the year in which the termination took place, less applicable withholdings. In addition, the terminated participant would continue to receive benefits under our benefit plans for the number of years equal to his or her severance multiple, where we may do so legally and in accordance with the applicable benefit plans in effect from time to time. If the participant’s employment is terminated during the Change of Control Window, he or she would also receive accelerated vesting of rights under our equity incentive plans.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason at a time that falls outside the Change of Control Window, he or she shall receive a cash payment of an amount equal to the participant’s total annual base salary, car allowance and target bonus multiplied by the participant’s severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary and vacation and a pro rata bonus at target for the year in which the termination took place, less applicable withholdings. In addition, the terminated participant would continue to receive benefits under our benefit plans for the number of years equal to his or her severance multiple.

Level 1 Employees receive gross-up payments in the event excise tax is imposed. Payments to Level 2 or 3 Employees who would otherwise be subject to excise tax are reduced to an amount that will result in no portion of the payments being subject to the excise tax. The 280G excise tax and gross-up is an estimated amount assuming an effective individual income tax rate of 40%. This amount is determined on the basis that the amount subject to excise tax would not be decreased by amounts attributable to reasonable compensation for services before the change of control.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Legacy Retention Plan.

Participants in the Legacy Retention Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. The Legacy Retention Plan supersedes applicable provisions of each participant’s prior employment agreement, and participants agree to execute a general release of claims against Cott in return for payments under the Legacy Retention Plan.

Long-Term Incentive Plans

Our Restated EISPP, PSU Plan, SAR Plan, and Option Plan contain provisions triggered by a change of control of Cott, thus providing assurances to our executives and employees that their equity investment in Cott will not be lost in the event of the sale, liquidation, dissolution or other change of control of Cott. By structuring our long-term incentive plans to tie some equity compensation to continued employment with us, we hope to provide an incentive to our employees to remain with us and not leave us to accept employment elsewhere.

A more detailed discussion of payments in connection with a termination or change of control is set forth under “Potential Payments Upon Termination or Change of Control” on page 38 of this proxy circular.

Tax and Accounting Implications

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee considers the accounting cost associated with the grants. Under Statement of Financial Accounting Standard 123R (“FAS 123R”), “Share-based Payments,” grants of equity-classified awards result in compensation expense for Cott. The compensation cost is based on the grant date fair value of the instruments being used. For stock awards and PSU grants, the cost is equal to the fair market value on the date of grant times the number of shares or units granted. For stock options and SARs, the cost is equal to the fair market value on the date of grant using a Black-Scholes option pricing model times the number of options or units granted. For the PSU Plan, the performance targets are not market-based, and therefore, the amount of compensation expense per unit is fixed. Compensation cost of the PSUs may vary depending on management’s estimates of the probability of the performance measures being achieved. Compensation expense is recognized, net of a forfeiture rate, over the requisite service or vesting period. The Compensation Committee considers the accounting and tax treatment accorded to equity awards and takes steps to ensure that any issues are addressed by management, however, such treatment has not been a significant factor in establishing Cott’s compensation programs or in the decisions of the Compensation Committee concerning the amount or type of equity award.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code, which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer and certain other highly compensated officers who were employed at year-end. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard, and the Compensation Committee has broad discretion to do so. In 2008, no named executive officers received non-performance based compensation in excess of the Section 162(m) tax deduction limit.

Summary Compensation Table

Name and Principal Position	Year(1)		Salary ($)	Bonus(2) ($)		Stock Awards(3) ($)		Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Jerry Fowden,	2008		361,865	447,110	(7)	117,647		—	—	—	119,404	(8)	1,046,026	(9)
Chief Executive Officer (PEO)(6)

David Gibbons, Former Interim Chief Executive Officer (PEO)	2008	(10)	560,481	—		585,120		—	—	—	199,910	(11)	1,345,511

Brent Willis, Former Chief Executive Officer (PEO)	2008	(10)	167,772	—		1,883,072	(12)	—	—	—	3,523,959	(13)	5,574,803
	2007		719,792	—		1,114,518	(14)	—	—	—	46,067		1,880,337
	2006	(10)	437,500	945,000		1,119,504	(15)	—	437,500	—	646,167		3,656,576

Juan Figuereo, Chief Financial Officer (PFO)	2008		377,708	—		505,303		—	—	—	90,116	(16)	973,127
	2007	(10)	269,230	300,000		—		—	105,000		127,976		802,206

Matthew Kane,	2008		296,875	—		179,524		15,416	—	—	138,813	(17)	630,628
Senior Vice President, Secretary and General Counsel	2007		259,551			16,206		23,426	32,664	—	36,173		328,388

William Reis, Senior Vice President, Global Procurement and Chief Procurement Officer	2008		313,750	—		237,641		—	—	—	63,960	(18)	615,351
	2007	(10)	223,077	200,000		—		—	145,000	—	113,235		681,312

Richard Dobry, Former President, North America	2008	(10)	200,000	—		266,667		—	—	—	1,936,866	(19)	2,403,533
	2007		378,215	650,000	(20)	—		—	378,215	—	177,246		1,583,676

Abilio Gonzalez, Former Chief People Officer	2008	(10)	247,275			355,556			—	—	2,029,815	(21)	2,632,646
	2007		344,791	—		(34,387)	(22)	—	105,000	—	36,505		451,909
	2006	(10)	135,417	200,000		34,387		—	135,417	—	402,195		907,416

(1)	In this proxy circular, references to the year 2006 are to the fiscal year that ended December 30, 2006, references to the year 2007 are to the fiscal year ended December 29, 2007 and references to the year 2008 are to the fiscal year ended December 27, 2008.

(2)	Unless otherwise noted, bonuses disclosed in this column were inducement bonuses paid to executives upon joining Cott.

(3)	The value of stock awards reflects the amount of compensation cost recognized in the applicable year by Cott for financial statement reporting purposes, as computed in accordance with SFAS 123R. See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for each of the years ended December 30, 2006, December 29, 2007 and December 27, 2008 regarding assumptions underlying valuation of equity awards. Except where otherwise indicated, stock awards relate to the PSU Plan described on page 24 of this proxy circular and set forth on the Grants of Plan-Based Awards table on page 36.

(4)	The value of option awards reflects the amount of compensation cost recognized in the applicable year by Cott for financial statement reporting purposes, as computed in accordance with SFAS 123R, except forfeitures are not included. As a result, the amounts include compensation attributable to awards granted in prior years. See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 30, 2006, December 29, 2007 and December 27, 2008, respectively, regarding assumptions underlying valuation of equity awards.

(5)	The amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Cott’s performance bonus plan. Messrs. Figuereo, Dobry, Reis and Gonzalez deferred their entire bonus amount for 2007 into the Restated EISPP.

(6)	Mr. Fowden was appointed Chief Executive Officer on February 19, 2009. He was serving as President, International and Interim President, North America on December 27, 2008, and was a named executive officer for 2008 in that capacity.

(7)	Includes a: (i) $400,000 inducement sign-on bonus that was repayable on a pro-rated basis if Mr. Fowden resigned from Cott before December 19, 2008; and (ii) $47,110 discretionary bonus.

(8)	Includes car allowance of $19,131, relocation expenses of $71,637, health, dental and disability premiums of $4,732, and $23,904 paid to a defined contribution retirement plan.

(9)	Mr. Fowden was compensated in U.S. dollars and pounds sterling. The amounts included in the Summary Compensation Table for Mr. Fowden that were paid in pound sterling have been translated from pounds sterling to U.S. dollars at a rate of $1.85518 for 2008.

(10)	Certain named executive officers did not serve a full year because they became or ceased to be an executive officer of Cott during the fiscal year.

(11)	Includes car allowance of $19,144, housing allowance of $40,000 and director fees of $140,766. Directors’ retainers are either paid in cash or, if elected by the director, deferred into our Share Plan for Non-Employee Directors. The director fees represent the fees paid to the trustee on behalf of Mr. Gibbons in 2008, as well as a CDN$85,000 deferred payment made to all directors to purchase Cott shares to be held in our Share Plan for Non-Employee Directors. The deferred share accounts are maintained in Canadian dollars. Amounts have been translated from Canadian dollars to U.S. dollars at a rate of $0.94410.

(12)	The stock award amount for 2008 includes the remaining portion of the 2006 stock award and the remaining portion of the 2006 net cash award which together totaled $1,883,072.

(13)	Includes car allowance of $4,165, health, dental and disability premiums of $14,491, $3,982 paid to a defined contribution retirement plan, and $1,247 of income imputed for term life insurance premiums. Mr. Willis also received a lump sum payment of $3,500,074 in connection with his termination.

(14)	Includes $1,078,480 related to the vesting of one-third of a stock award issued in 2006, a reversal of $259,988 related to PSUs issued in 2006, and $296,026 related to the net cash award paid in 2006.

(15)	Pursuant to his employment agreement, Mr. Willis received a net cash award of $882,191 at commencement of his employment in 2006, which was to be used to purchase Cott common shares that must be held by Mr. Willis for a minimum of three years. In addition, 204,000 common shares with a fair value of $3,176,375, which would vest over three years, were granted to Mr. Willis in 2006. Both of these awards were expected to be recognized on a straight-line basis over a period of three years. The stock award amount for 2006 for Mr. Willis includes the compensation expense of $182,593 for this net cash award, $676,923 for the stock award and $259,988 for various PSU awards.

(16)	Includes car allowance of $16,000, relocation expenses of $46,457, health, dental and disability premiums of $11,113, $13,800 paid to a defined contribution retirement plan, and $2,746 of income imputed for term life insurance premiums.

(17)	Includes car allowance of $13,500, relocation expenses of $96,771, health, dental and disability premiums of $12,696, $13,800 paid to a defined contribution retirement plan, and $2,046 of income imputed for term life insurance premiums.

(18)	Includes car allowance of $13,500, relocation expenses of $26,435, health, dental and disability premiums of $7,744, $13,800 paid to a defined contribution retirement plan, and $2,481 of income imputed for term life insurance premiums.

(19)	Includes car allowance of $8,000, health, dental and disability premiums of $11,009, $8,615 paid to a defined contribution retirement plan, and $1,857 of income imputed for term life insurance premiums. Mr. Dobry also received a lump sum payment of $1,907,385 in connection with his termination.

(20)	As an inducement to enter into employment with us, we paid Mr. Dobry a cash inducement bonus of $650,000 (less applicable statutory withholdings and deductions). Upon receipt of this cash award, Mr. Dobry was required under the terms of his employment letter agreement to purchase Cott stock with a minimum of 50% of the amount he received after applicable statutory withholdings and deductions. Mr. Dobry was unable to purchase Cott shares with these funds due to an extended insider blackout period running longer than the period during which he was required to purchase. Our former Chief Legal & Ethics Officer and Secretary and the Compensation Committee approved the payment of this bonus without the requirement that he purchase shares.

(21)	Includes car allowance of $10,308, health, dental and disability premiums of $10,180, $13,800 paid to defined contribution retirement plans, and $708 of income imputed for term life insurance premiums. Mr. Gonzales also received a lump sum payment of $1,994,819 in connection with his termination.

(22)	During 2007, we determined that achievement of performance goals under the PSU Plan for PSU grants made in 2006 and 2007 was unlikely. In 2007, we reversed accruals for the compensation expenses recognized in 2006 under GAAP and we recognized no compensation expenses for grants in 2007. That reversal of 2006 expenses is reflected by a negative value in the Summary Compensation Table.

Each of our named executive officers has a written employment agreement or offer letter setting forth the material terms of his employment. Under these employment agreements or offer letters, these executives receive annual base salaries at rates not less than the amounts reported in the Summary Compensation Table for 2008, which may be adjusted from time to time. Each of these agreements provides for:

•	eligibility to earn bonuses based upon the achievement of agreed-upon criteria established from time to time by the Compensation Committee, and

•	customary allowances and perquisites.

Each of the named executive officers employed by Cott as of the end of 2008 participates in both short-term and long-term incentive programs provided by us. However, the Compensation Committee is currently not making any awards under Cott’s long-term incentive programs. The level of participation is determined by the Compensation Committee and varies by named executive officer. During 2007, we entered into the Legacy Retention Plan, in which each of our current named executive officers, other than David T. Gibbons and Jerry Fowden, participates. The Legacy Retention Plan includes a restrictive covenant that generally limits the ability of our named executive officers to compete with us in any countries in which we conduct business. The Legacy Retention Plan also includes non-solicitation and nondisparagement covenants. These limitations continue during the term of employment and for a period of time following termination (regardless of the cause of the termination) equal to one year times the severance multiple assigned to each participant under the Legacy Retention Plan.

Potential severance payments in the event of termination or change of control of Cott for each named executive officer, as applicable, are described more particularly below under the heading “Potential Payments Upon Termination or Change of Control” on page 38 of this proxy circular.

Chief Executive Officer Employment Agreements

The employment arrangements of Jerry Fowden, David T. Gibbons and Brent Willis are described more particularly under the heading “Chief Executive Officer Compensation” on page 26 of this proxy circular.

Jerry Fowden Prior Employment Agreement

On February 29, 2008, we entered into an offer letter agreement with Jerry Fowden, effective as of June 19, 2008, to join us as President, International. The agreement had an indefinite term and provided for an annual base salary and car allowance of $16,000. Mr. Fowden was eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 100% of his base salary, as approved by the Compensation Committee. Mr. Fowden was also eligible to participate in all benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans.

As an inducement to enter into employment with us, we paid Mr. Fowden a cash sign-on bonus of $400,000 (less applicable statutory withholdings and deductions). Mr. Fowden also received a grant under the PSU Plan with a value of $400,000, subject to the vesting and other provisions of the PSU Plan. In addition, Mr. Fowden received relocation assistance to Tampa, Florida.

On February 18, 2009, we entered into an offer letter agreement with Jerry Fowden to become our Chief Executive Officer, as described more particularly under the heading “Chief Executive Officer Compensation” on page 26 of this proxy circular. Mr. Fowden’s February 29, 2008 offer letter governed the terms of his employment and his compensation during 2008.

Juan Figuereo Employment Agreement

On March 7, 2007, we entered into an offer letter agreement with Juan Figuereo effective as of March 26, 2007 to join us as Chief Financial Officer. The agreement has an indefinite term and provides for an annual base salary and a car allowance of $16,000. Mr. Figuereo is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 100% of his base salary, as approved by the Compensation Committee. As an inducement to enter into employment with us, in 2007 his performance bonus was guaranteed and calculated based on a full 12-month period and was not prorated for the actual length of his employment in 2007. Mr. Figuereo is eligible to participate in all benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans.

As an inducement to enter into employment with us, we paid Mr. Figuereo a cash sign-on bonus of $300,000 (less applicable statutory withholdings and deductions) to purchase Cott shares on the open market, which shares he would have been required to hold for eighteen months. Mr. Figuereo was unable to purchase Cott shares with these funds due to an extended insider blackout period running longer than the period during which he was required to purchase. Our former Chief Legal & Ethics Officer and Secretary and the Compensation Committee approved the payment of this bonus without the requirement that he purchase shares. Mr. Figuereo also received a grant under the PSU Plan with a value of $400,000, subject to the vesting and other provisions of the PSU Plan. He also received an additional PSU award approved by the Compensation Committee with a grant date fair value of $300,000. In addition, Mr. Figuereo was entitled to relocation assistance to Tampa, Florida.

Mr. Figuereo participates in our Legacy Retention Plan pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of two years following termination (regardless of the cause of the termination).

William Reis Employment Agreement

On March 26, 2007, we entered into an offer letter agreement with William Reis to join us as Chief Procurement Officer. The agreement has an indefinite term and provides for an annual base salary and a car allowance of $13,500. In 2008, Mr. Reis is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 75% of his base salary.

Mr. Reis is eligible to participate in all of our benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans. For 2007 only, Mr. Reis was guaranteed a performance bonus based on 50% of his annual base salary, calculated based on a full 12-month period and not for his actual time of employment with us. Mr. Reis also received PSU awards equal to 15,652 PSUs valued at $210,519 and 6,699 PSUs valued at $100,016. As an inducement to enter into employment with us, Mr. Reis received a cash award of $200,000, less applicable withholdings. In addition, Mr. Reis was entitled to relocation assistance to Tampa, Florida.

Mr. Reis participates in our Legacy Retention Plan pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of eighteen months following termination (regardless of the cause of the termination).

Matthew Kane Employment Agreement

On September 17, 2007, Matthew Kane was promoted to Vice President, General Counsel and Secretary of Cott. Under the terms of the employment offer letter agreement dated March 12, 2004, we provide Mr. Kane an annual base salary and a car allowance of $13,500. Mr. Kane is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 50% of his base salary.

Mr. Kane is eligible to participate in all benefit plans made available to our employees and senior executives, including the Restated EISPP and other long-term incentive plans. On his original hire date, Mr. Kane received a grant of 10,000 stock options under the Option Plan. In addition, Mr. Kane was entitled to relocation assistance to Tampa, Florida.

Mr. Kane participates in our Legacy Retention Plan pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of eighteen months following termination (regardless of the cause of the termination).

Grants of Plan Based Awards in Fiscal 2008

The following table sets forth information with respect to the PSUs and other stock awards granted during the year ended December 27, 2008 to each of our named executive officers.

Name	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stocks or Units (#)		Grant Date Fair Value of Stock and Option Awards(2) ($)
			Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)	Target (#)
Jerry Fowden	n/a		185,077	370,154	1,480,616			—
	6/19/08					161,043	(6)			400,000
David Gibbons	3/24/08		—	—	—	—		720,000	(7)	2,462,400
Brent Willis	n/a		362,500	725,000	2,900,000	—		—		—
Juan Figuereo	n/a		192,500	385,000	1,540,000			—
	5/02/08	3/24/08				266,698	(8)			770,000
	3/14/07					36,424	(9)			105,000
Matthew Kane	n/a		75,000	150,000	600,000			—
	5/02/08	3/24/08				100,445	(8)			290,000
William Reis	n/a		120,000	240,000	960,000			—
	5/02/08	3/24/08				110,835	(8)			320,000
	3/14/07					50,300	(9)			145,000
Richard Dobry	n/a		200,000	400,000	1,600,000	—		—
Abilio Gonzalez	n/a		200,000	400,000	1,600,000	—		—

(1)	The equity incentive plan awards represent awards granted to the executives under our PSU Plan described on page 24 and under the Restated EISPP as described on page 23 of this proxy circular. There are no threshold or maximum payouts under the PSU Plan or the EISPP Plan. Payment of the target amount will occur upon the achievement of the applicable company performance target.

(2)	Amounts reflect the fair value determined in accordance with SFAS 123R. See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 27, 2008 regarding assumptions underlying valuation of equity awards.

(3)	Threshold performance bonus payments are payable if Cott achieves 90% of the pre-established company performance targets for that year. For 2008, the amount of the threshold performance bonus awards was 50% of the target bonus. See “Compensation Discussion and Analysis—Compensation Components—Performance Bonuses” for a discussion of performance bonuses.

(4)	For 2008, the Compensation Committee approved the target performance bonus amounts of between 50% and 100% of base salary for named executive officers, as set forth in this column, based on the achievement of company performance targets.

(5)	The Compensation Committee has reserved the right to grant up to four times the target bonus based on significant achievement of company performance targets.

(6)	This amount represents a PSU award made in connection with Mr. Fowden’s employment as President, International. The award vests at the end of 2010 if Cott achieves positive adjusted operating income for 2008, 2009 and 2010.

(7)	This amount represents a restricted stock unit grant to Mr. Gibbons made in connection with his employment as Interim Chief Executive Officer. Mr. Gibbons received a grant of 720,000 restricted share units on March 24, 2008, of which 360,000 units vested immediately. The remaining units were to vest in equal monthly installments between October 24, 2008 and March 24, 2009. On December 27, 2008, 180,000 units remained unvested. When his employment terminated on February 27, 2009, 6,000 units, representing a prorated portion of the award to vest on March 24, 2009, vested and the remaining 54,000 units were forfeited.

(8)	This amount represents an award of retention PSUs, one-third of which vested on February 25, 2009 due to the achievement of the company performance goal of positive adjusted operating income for 2008, and the remainder of which will vest upon the achievement of the company performance goal of positive adjusted operating income for 2009.

(9)

This amount represents the number of common shares under the Restated EISPP that may vest as a company match if certain performance criteria are met. Awards made in 2008 were related to deferrals of bonuses paid in respect of 2007. The criteria for the awards to vest is cumulative EBIT growth of 10% per annum over the three-year performance cycle ending at the end of fiscal 2010. The grant date as determined by FAS 123R was March 14, 2007 but the amount of the award was set based on deferrals into the Restated EISPP in March 2008.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table sets forth information with respect to equity awards outstanding at December 27, 2008 for each of our named executive officers.

OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Jerry Fowden	—	—	—	—	—	161,043		193,252
David Gibbons	—	—	—	180,000	216,000	—		—
Brent Willis	—	—	—	—	—	—		—
Juan Figuereo	—	—	—	—	—	266,698	(3)	320,037
						48,883	(4)	58,660
						36,424	(5)	43,709
Matthew Kane	10,000	40.00	4/12/2011	—	—
	10,000	28.98	7/20/2012
						100,445	(3)	120,533
						12,324	(4)	14,789
William Reis	—	—	—	—	—	110,835	(3)	133,002
						22,351	(4)	26,821
						50,300	(5)	60,360
Richard Dobry	—	—	—	—	—	92,363	(6)	110,835
						36,788	(4)	44,146
Abilio Gonzalez	—	—	—	—	—	123,150	(7)	147,780
						24,618	(4)	29,542

(1)	The market value of awards that have not vested has been calculated based on the closing price of our stock on the New York Stock Exchange as of December 26, 2008 ($1.20).

(2)	The number and market value of unearned shares or other units that have not vested under equity incentive plan awards includes unearned or unvested awards granted to the executives under our PSU Plan described on page 24 and under the Restated EISPP as described on page 23 of this proxy circular.

(3)	This amount represents retention PSU awards, one third of which vested on February 25, 2009 upon the achievement of the performance goal of positive adjusted operating income for 2008, and the remainder of which will vest upon the achievement of the performance goal of positive adjusted operating income for 2009.

(4)	This amount represents PSU awards that vest upon the achievement of a 7.8% cumulative return on equity over a three-year performance cycle ending at the end of fiscal 2009.

(5)	This amount represents the number of common shares under the Restated EISPP that may vest as a company match if certain performance criteria are met. Awards made in 2008 were related to deferrals of bonuses paid in respect of 2007. The criteria for the awards to vest is cumulative EBIT growth of 10% per annum over the three-year performance cycle ending at the end of fiscal 2010.

(6)	This amount represents an award of retention PSUs, 46,181 of which vested on February 25, 2009 due to the achievement of the company performance goal of positive adjusted operating income for 2008, and the remainder of which will vest upon the achievement of the company performance goal of positive adjusted operating income for 2009.

(7)	This amount represents an award of retention PSUs, 61,575 of which vested on February 25, 2009 due to the achievement of the company performance goal of positive adjusted operating income for 2008, and the remainder of which will vest upon the achievement of the company performance goal of positive adjusted operating income for 2009.

Option Exercises and Stock Vested In Fiscal 2008

The following table sets forth information with respect to stock awards vesting during 2008 for each of our named executive officers. No named executive officer exercised stock options during the fiscal year ended December 27, 2008.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jerry Fowden	—	—
David Gibbons	540,000	577,120
Brent Willis	—	—
Juan Figuereo	—	—
Matthew Kane	—	—
William Reis	—	—
Richard Dobry	—	—
Abilio Gonzalez	—	—

Potential Payments Upon Termination or Change of Control

Vesting under PSU Plan, SAR Plan and Restated EISPP

The PSU Plan and SAR Plan enable our board of directors to make a determination to accelerate the vesting of some or all of the unvested PSUs or SARs of all of or any of the participants under the PSU Plan on a Change of Control irrespective of whether termination has occurred. The board of directors did not make a determination to accelerate vesting under the PSU Plan or SAR Plan in 2008.

The Legacy Retention Plan contemplates acceleration of all unvested equity awards upon a Change of Control. If a Change of Control had occurred on December 27, 2008, the last business day of the fiscal year, the named executive officers would have been entitled to payments for accelerated vesting under the PSU Plan as follows:

PSU Plan	Accelerated Vesting ($)
Jerry Fowden	193,252
Juan Figuereo	378,697
Matthew Kane	135,322
William Reis	159,823

Under the Restated EISPP, allocated shares become fully vested upon a change of control. Only Messrs. Figuereo and Reis have outstanding allocated shares under the Restated EISPP. If a Change of Control had occurred on December 27, 2008, Messrs. Figuereo and Reis would have been entitled to payments for accelerated vesting under the Restated EISPP as follows:

Restated EISPP	Accelerated Vesting ($)
Juan Figuereo	43,709
William Reis	60,360

These amounts are included in the applicable “Accelerated Vesting” column in the tables on the following pages.

Employment Agreement of Jerry Fowden

Potential Payments to Mr. Fowden upon Termination

On December 27, 2008, Mr. Fowden’s entitlements upon termination were governed by the Legacy Retention Plan. The following tables set forth potential payments to Mr. Fowden upon termination of employment or a change of control of Cott under applicable provisions of his employment agreement prior to becoming Chief Executive Officer, the Legacy Retention Plan, and our other compensation programs. Assuming his employment had been terminated by Cott without Cause or by Mr. Fowden for Good Reason on December 27, 2008 inside a Change of Control Window, Mr. Fowden would have been entitled to payments under the Legacy Retention Plan in the amounts set forth in the table below.

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up/ Cut-back ($)(1)	Accelerated Vesting ($)(2)	Total ($)
Jerry Fowden	832,000	800,000	20,676	—	193,252	1,845,928

(1)	Mr. Fowden was a Level 1 Employee and would have received the 280G gross-up.

(2)	Represents fair market value of unvested PSU shares as of December 27, 2008.

Assuming Mr. Fowden’s employment had been terminated by Cott without Cause or by Mr. Fowden for Good Reason on December 27, 2008 outside a Change of Control Window, Mr. Fowden would have been entitled to payments in the amounts set forth in the below table.

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up/ Cut-back ($)(1)	Total ($)
Jerry Fowden	832,000	800,000	20,676	—	1,652,676

(1)	Mr. Fowden was a Level 1 Employee and would have received the 280G gross-up.

As previously discussed, Mr. Fowden began participating in the Severance Plan effective February 18, 2009, in connection with his appointment as Cott’s Chief Executive Officer. Under the Severance Plan, if Mr. Fowden’s employment is terminated by the Company without Cause or by Mr. Fowden for Good Reason, he would receive a cash payment equal to the sum of his annual base salary and bonus (based generally on his average bonus for the previous two years) times a severance multiple. In addition, Mr. Fowden would receive a pro rata bonus for the year of termination based on the actual bonus he would have received if he had been employed through the end of the year. Mr. Fowden’s severance multiple is 1.0, except under the terms of his employment letter agreement, if a termination occurs in connection with a Change of Control, his severance multiple would be 1.5. A Change of Control is defined in his employment letter agreement as a takeover, consolidation, merger, amalgamation, sale of all assets or substantially all assets or a similar transaction.

If Mr. Fowden’s current employment agreement had been in effect on December 27, 2008 and Mr. Fowden had been terminated by Cott without Cause or by Mr. Fowden for Good Reason in connection with a Change of Control (as such terms are defined in Mr. Fowden’s employment agreement), Mr. Fowden would have been entitled to the following: (i) cash severance of $862,500; (ii) non-equity incentive plan payment of $862,500; and (iii) medical continuation equal to $15,507, for a total payment in the amount of $1,740,507.

If Mr. Fowden’s current employment agreement had been in effect on December 27, 2008 and Mr. Fowden had been terminated by Cott without Cause or by Mr. Fowden for Good Reason not in connection with a Change of Control, Mr. Fowden would have been entitled to the following: (i) cash severance of $575,000; (ii) non-equity incentive plan payment of $575,000; and (iii) medical continuation equal to $10,338, for a total payment in the amount of $1,160,338.

Employment Agreement of David T. Gibbons

Potential Payments to Mr. Gibbons upon a Change of Control

Our employment agreement with Mr. Gibbons provided for certain payments to be made if his employment was terminated in connection with a Change of Control of Cott. In the event of a Change of Control (provided that Mr. Gibbons was still employed by Cott as its Interim Chief Executive Officer immediately prior to the change of control), all unvested restricted stock units granted to Mr. Gibbons would have immediately vested.

For purposes of the employment agreement for Mr. Gibbons, a Change of Control means:

A. (1)	a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of Part XX of such Act pursuant to sub-sections 93(1)(b) or (c) thereof, is completed in respect of more than 51% of Cott’s common shares or (2) any person or group within the meaning of the United States Securities and Exchange Act of 1934, as amended, and Regulation 13D thereunder acquires in a single transaction or series of transactions 51% or more of Cott’s common shares and, in either case, the majority of the members who were members of our board of directors prior to completion of such acquisition are replaced within 60 days following the date on which the fifty one percent (51%) threshold is exceeded, or

B.	any of the following occur: (1) any consolidation, merger or amalgamation of Cott with or into any other corporation whereby our voting shareowners immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation; (2) a sale by us of all or substantially all of our undertakings or assets; (3) a proposal by or with respect to Cott being made in connection with our liquidation, dissolution or winding up; (4) any reorganization, reverse stock split or recapitalization of Cott that would result in a Change of Control as otherwise defined herein; or (5) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

Assuming a Change of Control had occurred on December 27, 2008, Mr. Gibbons would have been entitled to a lump sum payment in the amount of $216,000 for settlement in cash of accelerated vesting of restricted stock units.

Other Named Executive Officers

Amended and Restated Retention, Severance and Non-Competition Plan

The following tables set forth potential payments to our named executive officers upon termination of employment or a change of control of Cott under applicable provisions of their current employment agreements, the Legacy Retention Plan, and our other compensation programs.

Assuming their employment had been terminated by Cott without Cause or by the executive for Good Reason on December 27, 2008 and inside a Change of Control Window, Messrs. Figuereo, Reis and Kane would have been entitled to payments in the amounts set forth opposite their name in the below table.

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up/ Cut-back ($)(1)	Accelerated Vesting ($)		Total ($)
Juan Figuereo	802,000	770,000	29,335	—	422,406	(2)	2,023,741
Matthew Kane	313,500	150,000	14,667	—	135,322	(3)	613,489
William Reis	500,250	360,000	15,507	—	220,183	(2)	1,095,940

(1)	Mr. Figuereo is a Level 1 Employee and would receive the 280G gross-up. As a Level 2 and Level 3 Employee, respectively, Messrs. Reis and Kane may receive a 280G cut-back.

(2)	Represents fair market value of unvested PSU and Restated EISPP shares as of December 27, 2008.

(3)	Represents fair market value of unvested PSU shares as of December 27, 2008.

Assuming their employment had been terminated by Cott without Cause or by the executive for Good Reason on December 27, 2008 and outside a Change of Control Window, Messrs. Figuereo, Reis and Kane would have been entitled to payments in the amounts set forth opposite their name in the below table.

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up/ Cut- back ($)(1)	Total ($)
Juan Figuereo	802,000	770,000	29,335	—	1,601335
Matthew Kane	313,500	150,000	14,667	—	478,167
William Reis	500,250	360,000	15,507	—	875,757

(1)	Mr. Figuereo is a Level 1 Employee and would receive the 280G gross-up. As Level 2 and Level 3 Employees, respectively, Messrs. Reis and Kane may receive a 280G cut-back.

The foregoing payments would be made by us as a lump sum after the date of termination of employment or, if a six-month delay is required to comply with U.S. Internal Revenue Code Section 409A (for our named executive officers who are U.S. residents), on the first business day of the seventh month following the month in which termination occurs. The payment would be made within 30 days of an individual termination, 60 days of a group termination, and 120 days of a termination in connection with a Change of Control.

Termination by Cott for Cause; Resignation by the Executive Officer other than for Good Reason

We are not obligated to make any cash payment or benefit to any of our executive officers if their employment is terminated by us for Cause or if the executive officer resigns for other than Good Reason, other than the payment of unpaid salary and accrued and unused vacation pay.

Termination because of Death or Disability

Upon an executive officer’s death or disability, we pay accrued salary and a prorated target bonus to the executive officer or the executive officer’s estate. A pro rata portion of PSUs vest and are paid over the remainder of the performance period. We provide executive-level life, short term disability, and a long term care benefit to our executive officers that are not also available to our employees generally. Amounts in respect of such benefits are disclosed in the Summary Compensation Table.

Named Executive Officer Departures during Fiscal 2008

During 2008, Brent Willis, Richard Dobry and Abilio Gonzalez left Cott. Each was terminated without cause.

Brent Willis

Mr. Willis was terminated without cause effective March 24, 2008. In connection with his termination and consistent with the terms of his employment agreement, we and Mr. Willis agreed that Mr. Willis would receive a cash payment equal to twice the sum of his annual base salary and annual bonus at target for 2007. He also received one month’s pay in lieu of 30 days’ notice, a cash payment for the unvested portion of the equity award made to him upon his hire date (calculated on the closing price of our stock on March 20, 2008), a buyout for his annual medical assessment, and a lump sum payment of a pro rata 2008 bonus at target, all subject to applicable withholdings.

These terms resulted in aggregate payments to Mr. Willis of $3,468,733. Effective on March 24, 2008, Mr. Willis’s participation in the PSU Plan ceased, and 137,673 PSUs, the prorated portion of his 2006 and 2007 awards, became payable according to the terms of the PSU Plan. We ceased to enforce the requirement that

Mr. Willis use the cash award paid to him upon his hire date to purchase and hold Cott shares, and Mr. Willis continues to participate in certain of our benefits plans for up to 25 months from his termination date.

Mr. Willis remains subject to standard confidentiality undertakings and non-disparagement covenants that survived the termination of his employment. He is also subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue for a period of two years following his termination.

Abilio Gonzalez and Richard Dobry

In connection with a reduction in headcount during 2008, on June 30, 2008, we terminated Richard Dobry, our President, North America, without cause, and on August 23, 2008, we terminated Abilio Gonzalez, our Chief People Officer, without cause. Under the terms of the Legacy Retention Plan, each received a cash payment equal to twice the sum of their respective annual base salaries, annual car allowance, annual bonus at target for 2008 and the value of certain health benefits. Each was also paid accrued salary and vacation pay to the date of their termination and a lump sum payment of a pro rata 2008 bonus at target, all subject to applicable withholdings. Each is subject to non-competition provisions for a period of two years. The aggregate severance amount paid to Mr. Dobry was $1,842,000 and to Mr. Gonzalez was $1,958,667.

Messrs. Dobry and Gonzalez will remain eligible to receive payment under our PSU Plan based on a prorated portion of PSUs granted to them in 2007 and 2008 should we achieve the company performance goals for the applicable performance cycles. Mr. Dobry remains eligible to receive payment for up to 129,151 PSUs and Mr. Gonzalez remains eligible to receive payment for up to 147,768 PSUs.

Each remains subject to standard confidentiality undertakings and non-disparagement covenants that survived the termination of his employment. Each is also subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue for a period of two years following their respective terminations.

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee of Cott’s board of directors (collectively, the “Compensation Committee”) has submitted the following report for inclusion in this proxy circular:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy circular with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy circular and in Cott’s Annual Report on Form 10-K for the fiscal year ended December 27, 2008 for filing with the SEC and with all applicable Canadian securities authorities.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

GEORGE A. BURNETT, CHAIR

BETTY JANE HESS

MARIO PILOZZI

EQUITY COMPENSATION PLAN INFORMATION

Set out below is information, as of December 27, 2008, about the only equity compensation plan under which we may issue our common shares from treasury, the Option Plan.

Plan Category	Number of Common Shares to be Issued upon Exercise of Outstanding Options (a)	Weighted-average Exercise Price of Outstanding Options (b)		Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Restated Cott Corporation 1986 Common Share Option Plan, as amended	891,740	C$	27.52	7,411,815

As this plan was adopted prior to our initial public offering, it was not approved by shareowners. Subsequent amendments to the plan that required shareowner approval have been approved by shareowners. The material terms of the Option Plan are summarized in “Long Term Incentives—Restated 1986 Option Plan, as amended” on page 25 of this proxy circular.

DIRECTORS’ AND OFFICERS’ INSURANCE

We provide insurance for the benefit of our directors and officers against certain liabilities that may be incurred by them in their capacity as directors and officers, as specified in the policy. The current annual policy limit is $40,000,000. We are reimbursed for amounts paid to indemnify directors and officers, subject to a deductible of $1,500,000 for securities claims and a deductible of $500,000 for all other claims. The deductible is our responsibility. There is no applicable deductible if we are unable to indemnify. The annual premium, which is currently $1,070,766, including sales taxes, is paid by us.

Under the terms of our by-laws and agreements with certain directors, we indemnify our directors and officers against certain liabilities incurred by them in their capacity as directors and officers to the extent permitted by law.

CORPORATE GOVERNANCE

Board and Management Roles

The board of directors has explicitly assumed responsibility for the stewardship of Cott, including:

•	the adoption of a strategic planning process,

•	the identification of the principal risks for Cott and the implementation of appropriate risk management systems,

•	succession planning and monitoring of senior management,

•	ensuring that we have in place a communications policy to enable us to communicate effectively and in a timely manner with our shareowners, other stakeholders and the public generally, and

•	the integrity of our internal control and management information systems.

All decisions materially affecting Cott, our business and operations, including long-term strategic and operational planning, must be approved by the board prior to implementation. Each year, management prepares a statement of objectives, plans and performance standards. This statement is submitted to the board of directors for its review and approval prior to implementation.

To assist in discharging its responsibilities effectively, the board has established three committees: the Audit Committee, the Corporate Governance Committee and the Human Resources and Compensation Committee. The roles of the committees as part of our governance process are outlined below, and their charters may be viewed on our website at www.cott.com. Each committee has the authority to retain special legal, accounting or other advisors.

Allocation of Responsibility between the Board and Management

The board has adopted a written mandate, the text of which is set out in Appendix A. The business and affairs of Cott are managed by or under the supervision of the board in accordance with all applicable laws and regulatory requirements. The board is responsible for providing direction and oversight, approving our strategic direction and overseeing the performance of our business and management. Management is responsible for presenting strategic plans to the board for review and approval and for implementing our strategic direction. The board has approved a job description for the Chief Executive Officer, which specifically outlines the responsibilities of this position. One of these responsibilities is to prepare, on behalf of management, a written statement of management’s objectives, plans and standards of performance. This report is reviewed and approved annually by both the Compensation Committee and the entire board. Additionally, we have established a lead independent director role and position descriptions for the chairman of the board and for each committee chair.

Board’s Expectations of Management

The board expects management to pursue the following objectives:

•

produce timely, complete and accurate information on our operations and business and on any other specific matter that may, in management’s opinion, have material consequences for us, our shareowners and other stakeholders,

•

act on a timely basis and make appropriate decisions with regard to our operations, in accordance with all the relevant requirements and obligations and in compliance with our policies, with a view to increasing shareowner value,

•	apply a rigorous budget process and closely monitor our financial performance in terms of the annual budget approved by the board,

•	develop and implement a strategic plan in light of trends in the market, and

•	promote high ethical standards and practices in conducting our business.

Shareowner Communications

We seek to maintain a transparent and accessible exchange of information with all of our shareowners and other stakeholders with regard to our business and performance, subject to the requirements of all applicable laws and any other limitations of a legal or contractual nature. In addition to our timely and continuous disclosure obligations under applicable law, we regularly distribute information to our shareowners and the investment community through conferences, webcasts made available to the public and press releases. Shareowners and other interested parties are invited to communicate with one or more of our directors, including the lead independent director (who presides at meetings of non-management and independent directors) or with our non-management directors as a group, by sending a letter to the attention of the directors, or any one of them, c/o the Vice President, General Counsel and Secretary of Cott, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634. The letter should indicate that you are a Cott shareowner or your other interest in Cott. Unless the letter is primarily commercial in nature or relates to an improper or irrelevant topic, the Secretary or his designee will:

•	forward it to the director or directors to whom it is addressed (or, if it is not directed toward a specific director, to our lead independent director), or

•	attempt to have management respond directly, for example where a shareowner requests information about Cott or a share-related matter.

All communications not forwarded to the directors will be summarized for the directors and made available to the directors upon their request.

At each board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded, if any, and makes those communications available to the directors upon request.

Composition of the Board

Our articles permit a minimum of three and a maximum of 15 directors. There are eleven nominees for election to the board, a number that the board considers to be adequate given our size and the nature of our shareowner constituency.

Board members are encouraged to attend each annual meeting of shareowners. All of our directors serving at the time attended the 2008 annual meeting.

Independence of the Board

Mr. Gibbons is the Chairman of our board. Mr. Rosenfeld serves as our Lead Independent Director and presides at meetings of non-management and independent directors. The nominees for director who are not independent are Messrs. Benadiba, Fowden and Halperin. See “Certain Relationships and Related Transactions” on page 14 of this proxy circular for further discussion of the board’s determinations as to independence.

At all meetings of the board and committees of the board, any non-management board member may request that all members of management, including management directors, be excused so that any matter may be discussed without any representative of management being present. The non-management directors meet independently of management as part of each regularly scheduled quarterly meeting of the board, and independent directors meet alone at least quarterly. The directors met independently of management at six meetings, and independently of non-independent directors at six meetings, in 2008. In addition, directors who have a material interest in a transaction or agreement are required to disclose the interest to the board and to refrain from voting on the matter, and they do not participate in discussions relating to the transaction or agreement.

Each of the Compensation Committee, the Corporate Governance Committee and the Audit Committee is comprised of entirely independent directors. The board oversees the establishment and function of all committees, the appointment of committee members and their conduct. The board has considered the independence of each of its members for purposes of the rules of the New York Stock Exchange and, where applicable, NI 58-101. See “Certain Relationships and Related Transactions.”

Board Committees

The board has the following standing committees: Audit Committee, Human Resources and Compensation Committee and Corporate Governance Committee. The charters of these committees are available on our website, www.cott.com. During 2008, the board established a Chief Executive Officer Search Committee to conduct and oversee the search for our new Chief Executive Officer. The members of this Committee were Messrs. Gibbons, Burnett, Rosenfeld and Pilozzi. From time to time, the board may form additional committees in its discretion.

Human Resources and Compensation Committee

Members—George A. Burnett (Chair), Betty Jane Hess, Mario Pilozzi

The board has determined that each member of the Compensation Committee is independent within the meaning of the rules of the New York Stock Exchange and NI 58-101. See “Certain Relationships and Related Transactions” on page 14 of this proxy circular. The Compensation Committee’s mandate includes:

•	reviewing, approving and, where appropriate, recommending to the board compensation plans and levels for our senior officers, including our Chief Executive Officer,

•	reviewing and approving incentive compensation to be allocated to our employees, including senior officers, and

•	reviewing and recommending to the board the remuneration to be paid to members of the board.

The Compensation Committee also is responsible for reviewing and reporting annually to the board of directors on our organizational structure and ensuring that an appropriate succession plan for the Chief Executive Officer and our senior officers has been developed. The Compensation Committee met five times in 2008.

In determining the amount of compensation for directors, management reviews industry publications and trends and meets with an outside consultant to determine the appropriate level of compensation. Management then reports its findings and recommendations to the Compensation Committee, which assesses the information to form a recommendation to the board of directors.

In 2008, both management and the Compensation Committee retained compensation consultants. Management continued to engage Frederick W. Cook & Co. Inc. (“Cook”) and Mercer Human Resource Consulting (“Mercer”) to assess the marketplace and provide guidance on new long-term incentive plans, incentive compensation programs, and severance policies. Cook provided advice to management and the Compensation Committee on director compensation. Mercer conducted an extensive compensation benchmarking project in 2008 and provided benchmarks for executive compensation. Mercer’s advice to management was presented to the Compensation Committee to allow it to review and determine our compensation policies and programs with respect to all employees. The Compensation Committee separately engaged Cook to advise it specifically with respect to the compensation package for Mr. Fowden.

Christine Magee served on the Compensation Committee until she retired from the board and ceased to be a director at the Annual General Meeting on April 17, 2008. On July 23, 2008, Mr. Pilozzi was appointed to the Compensation Committee.

For more information regarding the function of the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 16 of this proxy circular.

Corporate Governance Committee

Members—Eric Rosenfeld (Chair), David T. Gibbons, Andrew Prozes

The board has determined that each member of the Corporate Governance Committee is independent within the meaning of the rules of the New York Stock Exchange and NI 58-101. The Corporate Governance Committee is responsible for developing and monitoring our approach to corporate governance issues in general. Specifically, the Corporate Governance Committee is responsible for:

•	reviewing and recommending changes to the mandates of the board committees,

•	ensuring compliance with the guidelines, rules and requirements that are applicable to us,

•

identifying and recommending the nomination of new members to the board and its committees from time to time and nominees for each annual meeting of shareowners (and as such functions as a nominating committee),

•

ensuring that management develops, implements and maintains (i) appropriate orientation and education programs for directors and (ii) a continuing education policy designed to foster a more extensive knowledge of the business on the part of the board,

•	monitoring and assessing the individual and collective effectiveness of the board and its committees,

•	monitoring the quality of the relationship between management and the board and recommending any areas for improvement,

•	reviewing and assessing annually our Corporate Governance Guidelines, and

•	reviewing and, as appropriate, modifying the Code of Business Conduct and Ethics, and pre-approving any request for a waiver of such Code.

In selecting candidates for the board, the Corporate Governance Committee applies a number of criteria, including:

•	each director should be an individual of the highest character and integrity,

•	each director should have sufficient experience to enable the director to make a meaningful contribution to the board and to Cott,

•	each director should have sufficient time available to devote to our affairs in order to carry out his or her responsibilities as a director,

•	each person who is nominated as an independent director should meet all of the criteria established for independence under applicable securities or stock exchange laws, rules or regulations,

•	whether the residency of the nominee will impact residency and qualification requirements under applicable legislation relating to the composition of the board and its committees, and

•	whether the person is being nominated, or is precluded from being nominated, to fulfill any contractual obligation we may have.

The Corporate Governance Committee considers suggestions as to nominees for directors from any source, including any shareowner. Shareowners wishing to suggest a candidate for a director should write to our Secretary at our executive office and include:

•	a statement that the writer is a shareowner and is proposing a candidate for consideration by the Corporate Governance Committee,

•	the name and contact information for the candidate,

•	a statement of the candidate’s business and educational experience,

•	information regarding each of the factors listed above, other than those in respect of board size and composition, to enable the committee to evaluate the candidate,

•	a statement detailing the relationship between the candidate and us or any of our customers, suppliers or competitors,

•	detailed information about any relationship or understanding between the writer and the proposed candidate, and

•	a statement that the candidate is willing to be considered as a candidate and willing to serve as a director if nominated and elected.

The Corporate Governance Committee conducts assessments of the board and its committees at least annually. Directors are required to complete an evaluation of the performance of the board, its committees and directors, which are then reviewed by the Corporate Governance Committee, and results and recommendations resulting therefrom are reported to the full board.

New directors are provided with material respecting Cott and attend information sessions and plant tours with management in order to familiarize themselves with the business. They also meet with company representatives to review the mandates and roles of the board and its committees as well as applicable corporate policies. Directors regularly meet with management to discuss corporate developments and participate in plant tours from time to time. In addition, directors are provided with materials concerning matters to be discussed at upcoming meetings prior to the meeting.

The Corporate Governance Committee may from time to time engage outside advisors to assist in identifying and evaluating potential nominees to the board.

The Corporate Governance Committee met five times in 2008.

Serge Gouin served as the Chair of this committee until his resignation on June 18, 2008. On July 23, 2008, Mr. Rosenfeld was appointed as Chair of the Corporate Governance Committee. Philip B. Livingston served on this committee until March 2, 2009 when he resigned from the board to accommodate the appointment of Mr. Fowden, our Chief Executive Officer, to the board. Mr. Gibbons was appointed to replace Mr. Livingston on March 2, 2009.

Audit Committee

Members—Graham W. Savage (Chair), George Burnett, Gregory Monahan

The Audit Committee reports directly to the board. Each member has been determined by the board to be independent within the meaning of the rules of the New York Stock Exchange and Rule 10A-3 of the U.S. Securities and Exchange Act of 1934.

The Audit Committee, on behalf of the board, oversees the integrity of our annual and interim consolidated financial statements, compliance with applicable legal and regulatory requirements, significant financial reporting issues, the internal audit function, the annual independent audit of our financial statements, the independent auditors’ qualifications and independence, the performance of our internal auditors and independent auditors and is responsible for satisfying itself that we have implemented appropriate systems of internal controls. The Audit Committee reviews the terms of engagement and proposed overall scope of the annual audit with management and the independent auditor. See “Auditors—Audit Committee Report” on page 51 of this proxy circular.

The Audit Committee operates pursuant to a written charter that was approved and adopted by the board on March 7, 2001 and updated in March, 2004, February, 2005, March, 2006 and November 2008, the text of which is set out in Appendix B. Each member of the Audit Committee is financially literate. Additionally, the board has determined that Mr. Savage qualifies as an “audit committee financial expert” as such term is defined in the rules of the SEC. The Audit Committee met seven times in 2008.

David T. Gibbons served on the Audit Committee until he became Interim Chief Executive Officer on March 24, 2008. Graham Savage was appointed to replace him on February 7, 2008. Mr. Savage replaced Mr. Livingston as Chair of the Audit Committee on April 17, 2008. On July 23, 2008, Mr. Monahan was appointed to replace Andrew Prozes on the Audit Committee. Mr. Livingston served on this committee until March 2, 2009, when he resigned from the board to accommodate the appointment of Mr. Fowden, our Chief Executive Officer, to the board. Mr. Burnett was appointed to the Audit Committee to replace Mr. Livingston on March 2, 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during 2008 an employee, or is or ever has been an officer, of Cott or its subsidiaries. No executive officer of Cott served as a director or a member of the Compensation Committee of another company, one of whose executive officers served as a member of Cott’s board of directors or Compensation Committee.

AUDITORS

Appointment of Auditors

At the meeting you will be asked to approve the appointment of PricewaterhouseCoopers LLP, as our auditors for the next year. A majority of the votes cast must be in favour of this resolution in order for it to be approved. PricewaterhouseCoopers LLP will be appointed if a majority of the votes cast by those of you who are present in person or represented by proxy at the meeting are in favour of this action.

We recommend that you vote FOR the appointment of PricewaterhouseCoopers LLP.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

Principal Accountant’s Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services performed by PricewaterhouseCoopers LLP for us for 2008 and 2007 were as follows:

	Fiscal Year
	2008	2007
Audit Fees (including out-of-pocket expenses)	2,761,000	$2,847,900
Audit-Related Fees	63,000	267,400
Tax Fees	277,600	240,214
All Other	2,400	—

Total	3,104,000	$3,355,514

Audit Fees

Audit fees are those for services related to the audit of our annual financial statements for inclusion in our Annual Report or Form 10-K for the 2008 and 2007 fiscal years and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years.

Audit-Related Fees

Audit-related fees for the 2008 and 2007 fiscal years consisted primarily of consultation on various matters and translation of financial documents.

Tax Fees

Tax fees in 2008 and 2007 consisted of tax compliance services and advice.

Pre-Approval Policies and Procedures

In engaging our independent auditor, the Audit Committee considers the following guidelines:

•

For audit services, the independent auditor is to provide the committee with an engagement letter during the last quarter of each fiscal year outlining the scope of the audit services proposed to be performed in the next fiscal year. If agreed to by the committee, this engagement letter will be formally accepted by the committee. The independent auditor is to submit an audit services fee proposal for approval by the committee.

•

For non-audit services, management and the independent auditor will periodically submit to the committee for approval in advance a description of particular non-audit services. Management and the independent auditor will each confirm to the committee that each proposed non-audit service is permissible under applicable legal requirements. The committee must approve permissible non-audit services in order for us to engage the independent auditor for such services. The committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this process.

•

If management proposes that the committee engage the independent auditor to provide a non-audit service that is not contemplated or approved by the committee pursuant to the process outlined above, management will submit the request to the committee. Our management and the independent auditor will each confirm to the committee that such non-audit service is permissible under all applicable legal requirements. Management will also provide an estimate of the cost of such non-audit service. The committee must approve the engagement for the non-audit service and the fees for such service prior to our engagement of the independent auditor for the purposes of providing such non-audit service.

Any amendment or modification to an approved permissible non-audit service must be approved by the committee or the chair of the committee prior to the engagement of the auditors to perform the service.

All of our audit related fees and tax fees in 2008 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditors’ independence.

One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Cott’s audited financial statements and Management’s Report on Internal Control over Financial Reporting.

The committee reviewed with the independent auditor its judgment as to the quality, not just the acceptability, of Cott’s accounting principles and such other matters as the committee and the auditors are required to discuss under generally accepted auditing standards, in particular those matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications.” The committee also reviewed with management and PricewaterhouseCoopers LLP the critical accounting policies underlying Cott’s financial statements and how these policies were applied to the financial statements.

The audit committee received the written disclosures and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors’ independence from Cott and management. Additionally, the Audit Committee has considered the compatibility of non-audit services with the auditors’ independence.

Based on the foregoing reviews and discussions, the committee recommended to the board of directors that the audited financial statements be included in Cott’s annual report on Form 10-K for the year ended December 27, 2008 for filing with the U.S. Securities and Exchange Commission.

GRAHAM SAVAGE, CHAIR

PHILIP LIVINGSTON

GREGORY MONAHAN

February 24, 2009

ADDITIONAL INFORMATION

Information about Cott

Upon request to the Secretary you may obtain a copy of our annual report on Form 10-K for the fiscal year ended December 27, 2008, our 2008 audited financial statements, and additional copies of this document. Copies of these documents may also be obtained on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov.

In addition, we have made available on our website our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, as well as the charters of each of our Compensation Committee, Corporate Governance Committee and Audit Committee. Copies of any of these documents are available in print to any shareowner upon request to the Secretary.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 1, 2009:

The Notice of Annual Meeting, Proxy Circular and our 2008 Annual Report on Form 10-K are available electronically at http://www.cott.com/investors/proxy.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy circulars and annual reports. This means that only one copy of our proxy circular or annual report may have been sent to multiple shareowners in your household. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634, Attention: Investor Relations Department; telephone number (813) 313-1872 ext. 51872. If you want to receive separate copies of the annual report and proxy circular in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Approval

Cott’s board of directors has approved the contents and sending of this proxy circular.

MATTHEW A. KANE, JR. Vice-President, General Counsel and Secretary

March 31, 2009

APPENDIX A

MANDATE OF THE BOARD OF DIRECTORS

Purpose

The purpose of this mandate is to set out the responsibilities of the Board of Directors of the Corporation. The Board of Directors is committed to fulfilling its statutory mandate to supervise the management of the business and affairs of the Corporation with the highest standards of ethical conduct and in the best interests of the Corporation. The board approves the strategic direction of the Corporation and oversees the performance of the Corporation’s business and management. The management of the Corporation is responsible for presenting strategic plans to the board for review and approval and for implementing the Corporation’s strategic direction.

This mandate should be read in conjunction with the Corporate Governance Guidelines of the Corporation which set out additional responsibilities of the Board of Directors and contain guidelines pertaining to, inter alia, board size, selection, expectations, committees and meetings.

Responsibilities

1.	To the extent feasible, the Board of Directors shall satisfy itself as to the integrity of the Chief Executive Officer and other senior officers and that the Chief Executive Officer and other senior officers create a culture of integrity throughout the Corporation.

2.	Review and approve the annual operating plan (including the capital budget), strategic plan (which takes into account, among other things, the opportunities and risks facing the Corporation’s business) and business objectives of the Corporation that are submitted by management and monitor the implementation by management of the strategic plan. During at least one meeting each year, the Board of Directors will review the Corporation’s long-term strategic plans and the principal issues that the Corporation expects to face in the future.

3.	Identify and review the principal business risks of the Corporation’s business and oversee, with the assistance of the Audit Committee, the implementation and monitoring of appropriate risk management systems and the monitoring of risks.

4.	Ensure, with the assistance of the Corporate Governance Committee, the effective functioning of the Board of Directors and its committees in compliance with the corporate governance requirements of the Toronto Stock Exchange, the New York Stock Exchange and applicable legislation, and that such compliance is reviewed periodically by the Corporate Governance Committee.

5.	Develop the Corporation’s approach to corporate governance. The Corporate Governance Committee shall develop a set of corporate governance principles and guidelines that are specifically applicable to the Corporation.

6.	Satisfy itself that internal controls and management information systems for the Corporation are in place, are evaluated as part of the internal auditing process and reviewed periodically on the initiative of the Audit Committee.

7.	Assess the performance of the Corporation’s executive officers, including monitoring the establishment of appropriate systems for succession planning as set forth in the Corporate Governance Guidelines of the Corporation (including appointing, training and monitoring senior management) and for periodically monitoring the compensation levels of such executive officers based on determinations and recommendations made by the Human Resources and Compensation Committee.

8.	Ensure that the Corporation has in place a policy for effective communication with shareowners, other stakeholders and the public generally.

A-1

9.	Review and, where appropriate approve, the recommendations made by the various committees of the Board of Directors, including, without limitation, to: select nominees for election to the board; appoint directors to fill vacancies on the board; appoint and replace members of the various committees of the board and the lead director of each such committee; and, establish the form and amount of director compensation.

The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Corporation and its affiliates, the authority and responsibility for managing the business of the Corporation in a manner consistent with the standards of the Corporation.

The Chief Executive Officer shall seek the advice and, in appropriate situations, the approval of the board with respect to extraordinary actions to be undertaken by the Corporation, including those that would make a significant change in the financial structure or control of the Corporation, the acquisition or disposition of any significant business, the entry of the Corporation into a major new line of business or transactions involving related parties.

Measures for Receiving Shareowner Feedback

The Corporation shall provide a mechanism for receiving feedback from shareowners regarding its publicly disseminated materials and otherwise. Persons designated to receive such information shall be required to provide a summary of the feedback to the Board of Directors on a semi-annual basis or at such other more frequent intervals as they see fit. Specific procedures for permitting shareowner feedback and communication with the board will be prescribed by the Corporation’s communications policy.

Expectations of Directors

The Board of Directors shall develop and update, in conjunction with the Corporate Governance Committee, specific expectations of directors and such expectations shall be set out in the Corporate Governance Guidelines of the Corporation.

Annual Evaluation

At least annually, the Board of Directors through the Corporate Governance Committee shall, in a manner it determines to be appropriate:

•

Conduct a review and evaluation of the performance of the board and its members, its committees and their members, including the compliance of the board with this mandate and of the committees with their respective charters.

•	Review and assess the adequacy of this mandate on an annual basis.

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APPENDIX B

COTT CORPORATION (the “Corporation”)

AUDIT COMMITTEE (the “Committee”)

CHARTER

Purpose:

The Committee is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the Corporation’s internal auditors and independent auditors.

Responsibilities:

1.	The Committee shall satisfy itself, on behalf of the Board, that:

(a)	the Corporation’s quarterly and annual financial statements should be approved and included in the Corporation’s regulatory filings;

(b)	the information contained in the Corporation’s quarterly financial statements, Annual Report to shareowners and other financial disclosure information contained in documents such as Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), the Annual Information Form and Form 10-K and the annual proxy statement and the financial information contained in any prospectus is not materially erroneous, misleading or incomplete;

(c)	the Corporation has implemented appropriate systems of internal control over financial controls and reporting and the safeguarding of the Corporation’s assets and that these are operating effectively;

(d)	the audit function has been effectively carried out and that any matter which the independent auditors wish to bring to the attention of the Board has been addressed; and

(e)	the Corporation’s independent auditors are qualified and independent of management.

2.	The Committee shall report regularly to the Board. The Committee should review with the full Board any issues that arise with respect to the quality and integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Corporation’s independent auditors, and the performance of the internal auditors.

3.	The Committee shall meet separately, periodically, with management, with the internal auditors and with the independent auditors.

4.	The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Corporation’s disclosures under MD&A and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K. The Committee shall also review all of the Corporation’s financial statements, MD&A and earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP information) prior to public disclosure thereof by the Corporation.

5.

The Committee shall discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls and any special steps adopted in light of material control deficiencies. The Committee shall ensure that adequate procedures are in place for reviewing the Corporation’s disclosure of financial information extracted or derived from the Corporation’s financial statements and periodically assess the adequacy of those procedures. The annual and interim financial statements must be approved by the full Board prior to their filing and release (unless, in the case only of the interim financial statements, the Board delegates this authority to the Committee).

6.	The Committee shall prepare the audit report required by the rules of the Securities and Exchange Commission and other applicable securities regulatory authorities to be included in the Corporation’s annual proxy statement.

7.	The Committee is directly responsible for the resolution of disagreements between management and the independent auditors regarding financial reporting.

8.	The Committee shall discuss with management the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

9.	The Committee shall discuss with management the Corporation’s policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control such exposure.

10.	The Committee shall review the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Corporation’s financial statements.

11.	Subject to compliance with the requirements of applicable laws, the Committee shall have the sole authority to appoint, retain or replace the independent auditors (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors and advisors retained by the Committee for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditors shall report directly to the Committee.

12.	The Committee shall review with the independent auditors any audit problems or difficulties and management’s response. This review should include a discussion of (a) any restrictions on the scope of the independent auditors’ activities or on access to requested information, and (b) any significant disagreements with management. The Committee may review, as it deems appropriate, (i) any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise) (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Corporation.

13.	Subject to compliance with the requirements of applicable law, the Committee shall set clear hiring policies for employees or former employees and partners or former partners of the current and former independent auditors.

14.	The Committee shall discuss the responsibilities, budget and staffing of the Corporation’s internal audit function.

15.	(a) The Committee shall, at least annually, obtain and review a report from the independent auditors describing (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the Corporation.

(b) Based on the above mentioned report, the Committee shall evaluate the qualifications, performance and independence of the independent auditors. In this evaluation, the Committee shall (i) consider whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence, (ii) evaluate the lead partner of the independent auditors’ team and make sure that there is a regular rotation of the lead partner, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm on a regular basis, (iii) evaluate the independent auditors’ team and make sure that there is a regular rotation in compliance with applicable laws, and (iv) take into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board.

16.	The Committee shall review and discuss quarterly reports from the independent auditors (required by Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”)) on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

17.	The Committee shall be responsible for the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

18.	The Committee shall review the Corporation’s internal accounting controls and information gathering systems, as well as the risks, priorities and deficiencies, if any, identified by the Corporation’s independent and internal auditors, and ensure that appropriate corrective action is taken with respect thereto.

19.	The Committee shall review the scope and results of audit plans of the independent auditors and the objectivity, effectiveness and resources of the Corporation’s internal auditors.

20.	The Committee shall review the performance and the remuneration of the Corporation’s internal auditors and advisors retained by the Committee and shall approve all decisions in connection therewith. The internal auditors shall report directly to the Committee.

21.	The Committee shall monitor and review the Corporation’s (and its affiliates) compliance with environmental laws and regulations and ensure that a compliance program is developed and maintained by the Corporation.

22.	The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

23.	The members of the Committee shall have the right for the purpose of performing their duties to inspect all the books and records of the Corporation and its subsidiaries and of discussing such accounts and records and any matters relating to the financial position of the Corporation with the officers and independent and internal auditors of the Corporation and its subsidiaries and any member of the Committee may require the independent and internal auditors to attend any or every meeting of the Committee.

24.	It is understood that in order to properly carry out its responsibilities, the Committee shall have the right, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors, at the expense of the Corporation.

25.	The Committee shall determine the funding levels for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

26.	The audit functions of the Committee may not be delegated to another committee.

27.	The Committee shall be responsible for those matters assigned to it under the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers.

28.	The Committee shall review and reassess the adequacy of this Charter periodically, at least on an annual basis, as conditions dictate. The Committee shall annually review and assess the Committee’s own performance.

Structure:

1.	The Board shall elect annually from among its members a committee to be known as the Audit Committee to be composed of at least three independent directors, none of whom shall (a) accept directly or indirectly from the Corporation or any subsidiary of the Corporation any consulting, advisory or other compensatory fee or (b) be affiliated with the Corporation or (c) be officers or employees of the Corporation or of any of its affiliates, or have been an officer or employee of the Corporation, any of its affiliates or the independent auditors in the three years prior to being appointed to the Committee or (d) be an immediate family member of any of these persons.

2.	Each member of the Committee shall meet the independence, experience and financial literacy requirements of any stock exchange upon which the Corporation’s stock is listed from time to time and in accordance with applicable law, including applicable listing standards. At least one member of the Committee shall be an “audit committee financial expert” (as defined by the Securities and Exchange Commission).

3.	Committee members shall not simultaneously serve on the audit committees of more than three other public companies unless the Board determines that simultaneous service on more than three other audit committees would not impair such member’s ability to effectively serve on the Committee. If such a determination is made, it must be disclosed in the Corporation’s annual proxy statement.

4.	A majority of the members of the Committee shall constitute a quorum. No business may be transacted by the Committee except at a meeting of its members at which a quorum of the Committee is present (in person or by means of telephone conference whereby each participant has the opportunity to speak to and hear one another) or by a resolution in writing signed by all the members of the Committee. Polling of Committee members in lieu of a meeting is not permitted.

5.	Each member of the Committee shall hold such office until the next annual meeting of shareowners after election as a member of the Committee. However, any member of the Committee may be removed or replaced at any time by the Board and shall cease to be a member of the Committee as soon as such member ceases to be a director or otherwise ceases to be qualified to be a member of the Committee.

6.	The Committee shall appoint one of its members to act as Chairman (the “Chairman”). The Chairman will appoint a secretary who will keep minutes of all meetings (the “Secretary”), which shall be circulated to members of the Board upon completion. The Secretary need not be a member of the Committee or a director and can be changed by simple notice from the Chairman.

7.	The Committee will meet as many times as is necessary to carry out its responsibilities, and shall meet without members of management present from time to time as requested by the Chairman of the Committee.

8.	The time at which and the place where the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meeting shall be determined by the Committee, unless otherwise provided for in the by-laws of the Corporation or otherwise determined by resolution of the Board.

9.	The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.

Disclosure

This charter shall be made available on the Corporation’s website.

Cott Corporation

6525 Viscount Road Mississauga, Ontario L4V1H6	5519 West Idlewild Avenue Tampa, Florida 33634

www.cott.com

9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com
MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	Security Class Holder Account Number C1234567890	123 X X X

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Form of Proxy - Annual General Meeting of Cott Corporation to be held on May 1, 2009

    This Form of Proxy is solicited by and on behalf of management and the board of directors.

    Notes to proxy

1.	Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the holder, however, if you do not specify how to vote in respect of any matter, your proxyholder is entitled to vote your shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized a director or officer of Cott Corporation to act as your proxyholder, this proxy will be voted as recommended by Management. In particular, if your proxy does not specify how to vote, this proxy will be voted FOR the nominees listed in resolution number 1. Election of Directors and FOR the appointment of auditors set out in resolution number 2. Appointment of Auditors.

6.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting and at any continuation of the Meeting after an adjournment thereof.

7.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

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    Proxies submitted must be received by 5:00 p.m. (local time in Toronto, Ontario, Canada) on April 29, 2009.

    THANK YOU

    VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com	• You can enroll to receive future securityholder communications electronically, by visiting www.computershare.com - click “Enroll for e-delivery” under the Shareholder Services menu.

     If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 123456	HOLDER ACCOUNT NUMBER C1234567890	ACCESS NUMBER 12345

00M8VF

+	MR SAM SAMPLE	C1234567890	+
XXX 123

This Form of Proxy is solicited by and on behalf of management and the board of directors.

Appointment of Proxyholder

I/We being shareowner(s) of Cott Corporation hereby appoint: David T. Gibbons, Chairman, or failing him, Juan Figuereo, Chief Financial Officer, or failing him, Matthew A. Kane, Jr., Vice-President, General Counsel & Secretary	OR	Print the name of the person you are appointing if this person is someone other than the Chairman, Chief Financial Officer or Secretary as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) at the Annual General Meeting of shareowners of Cott Corporation to be held at the Toronto Marriott Airport Hotel, Salon G, 901 Dixon Road, Toronto, Ontario, Canada, on Friday, May 1, 2009 at 8:30 a.m. (local time in Toronto, Ontario, Canada), and at any continuation of the Meeting after an adjournment thereof. Discretionary authority is hereby conferred with respect to any amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting and at any continuation of the Meeting after an adjournment thereof. As of March 23, 2009, Management is not aware of any such amendments, variations or other matters to be presented at the Meeting.

1. Election of Directors The proposed nominees named in the accompanying Proxy Circular are:

01.  Mark Benadiba; 02. George A. Burnett; 03. Jerry Fowden; 04. David T. Gibbons; 05. Stephen H. Halperin; 06. Betty Jane Hess; 07. Gregory Monahan;

  08. Mario Pilozzi; 09. Andrew Prozes; 10. Eric Rosenfeld; 11. Graham Savage

FOR all nominees listed above:	w ☐
Please specify the name of the individual(s) from whom you wish to withhold your vote:
FOR all nominees listed above other than:	w ☐

WITHHOLD vote for all nominees listed above:	w ☐

2. Appointment of Auditors
Appointment of PricewaterhouseCoopers LLP as Auditors.		For	w ☐	Withhold	w ☐

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Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by Management.

Signature(s)
Date

Interim Financial Statements Request
In accordance with Canadian securities regulations, shareowners may elect to receive interim financial statements, if they so request. Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. If you do not mark this box, or do not return this PROXY, then it will be assumed you do NOT want to receive interim financial statements and the accompanying Management’s Discussion and Analysis.	☐

Annual Financial Statements Request

Mark this box if you would NOT like to receive annual financial statements and accompanying Management’s Discussion and Analysis by mail. If you do not mark this box, or do not return this PROXY, then the annual financial statements and accompanying Management’s Discussion and Analysis will continue to be sent to you.

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If you are not mailing back your proxy, you may register online to receive the above financial statement(s) by mail at www.computershare.com/mailinglist.

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